Exhibit 99.B(p)(54)

Sompo Japan Nipponkoa
Asset Management Co., Ltd.

U.S. Regulatory Compliance Manual

June 2018

This U.S. Regulatory Compliance Manual (the “Manual”) is the property of Sompo Japan Nipponkoa Asset Management Co., Ltd (“SNAM” or the “Company”) and to be lent to the Employees in their care and custody.

The content of this manual is confidential, and should not be revealed to third parties without the consent of the Chief Compliance Officer. The policies and procedures set forth herein supersede previous manuals, policies, and procedures.

Table of Contents

INTRODUCTION	6

CODE OF ETHICS	7

RISKS	7
POLICIES AND PROCEDURES	7
Code of Conduct, Fiduciary Standards, and Compliance with the Securities Laws	7
Reporting Violations	8
Distribution of the Code of Ethics and Acknowledgement of Receipt	8
Conflicts of Interest	9
Personal Securities Transactions	9
Personal Trading Requirements	10
Disclosure of the Code of Ethics	13
Recordkeeping Requirements	13
U.S. REGULATORY COMPLIANCE MANUAL ACKNOWLEDGEMENT FORM	14
ANNUAL COMPLIANCE QUESTIONNAIRE SUPPLEMENT	15
TRADE PRE-CLEARANCE FORM	17
QUARTERLY REPORTING FORM: TRANSACTIONS	18
QUARTERLY REPORTING FORM: NEW ACCOUNTS	19
PERIODIC HOLDINGS REPORTING FORM: ACCOUNTS	20
PERIODIC HOLDINGS REPORTING FORM: REPORTABLE SECURITIES	21
EXEMPT ACCOUNTS CERTIFICATION	22

INSIDER TRADING	23

RISKS	23
POLICIES AND PROCEDURES	23
Procedures for Recipients of Material Nonpublic Information	23
Selective Disclosure	24
Relationships with Potential Insiders	24
Rumors	25
TERMS	25
What Information is Material?	25
What Information is Nonpublic?	26

GIFTS AND ENTERTAINMENT	27

RISKS	27
POLICIES AND PROCEDURES	27

POLITICAL AND CHARITABLE CONTRIBUTIONS, AND PUBLIC POSITIONS	28

RISKS	28
POLICIES AND PROCEDURES	28
Political Contributions within the U.S.	28
Charitable Donations within the U.S.	29
Public Office in the U.S.	29

COMPLAINTS	30

RISKS	30
POLICIES AND PROCEDURES	30

OUTSIDE BUSINESS ACTIVITIES	31

RISKS	31
POLICIES AND PROCEDURES	31

DUTY TO SUPERVISE	33
RISKS	33
POLICIES AND PROCEDURES	33
Supervisory Responsibilities	33
Escalating Perceived Risks	34

MAINTENANCE AND REVIEW OF THE COMPLIANCE PROGRAM	35

RISKS	35
POLICIES AND PROCEDURES	35
The Code of Ethics and the Manual	35
Annual Compliance Reviews	35
Ongoing Monitoring and Forensic Testing	35
Training	36
The CCO	36

REVIEW OF THIRD-PARTY SERVICE PROVIDERS	37

RISKS	37
POLICIES AND PROCEDURES	37

PORTFOLIO MANAGEMENT AND REVIEWS	38

RISKS	38
POLICIES AND PROCEDURES	38

PROXY VOTING	40

RISKS	40
POLICIES AND PROCEDURES	40

TRADING	41

RISKS	41
POLICIES AND PROCEDURES	42
Trading Procedures	42
Trade Aggregation Procedures	43
Cross Trades	44
Principal Trades	44
Manipulative Trading Practices	44
Soft Dollars	44
Best Execution	44
BROKER-DEALER REVIEW FORM	46
BEST EXECUTION REPORT ITEMS	49

TRADING ERRORS	50

RISKS	50
POLICIES AND PROCEDURES	50
TRADE ERROR REPORTING ITEMS	52

PRIVACY PROTECTION AND CYBER SECURITY	53

RISKS	53
POLICIES AND PROCEDURES	53
Privacy Protection	53
Information Obtained to/from Affiliates	58
Incidence Response Plan (IRP) for cyber-attack	58

CUSTODY AND SAFEGUARDING OF CLIENT ASSETS	59

RISKS	59
POLICIES AND PROCEDURES	59
Inadvertent Receipt of Client Funds or Securities	59

VALUATION AND FEE BILLING	60

RISKS	60
POLICIES AND PROCEDURES	60
Fair Value Pricing	61
Pricing Errors	61
Client Billing	61

DISCLOSURE DOCUMENTS AND FILINGS	62

RISKS	62
POLICIES AND PROCEDURES	62
Financial, Legal, and Regulatory Disclosures	62
Advisory Agreements	62
Form ADV	63
Form 13F	63
Form 13H	63

ELECTRONIC COMMUNICATIONS	65

RISKS	65
POLICIES AND PROCEDURES	65
Emails, Instant Messages, and Faxes Sent to More Than One Person	65
Electronic Communications Surveillance	66
Personal Emails	66
Text Messaging	66
Third-Party Electronic Communication Forums	66
Electronic Security	67
Retaining Electronic Communications	67
Electronic Delivery of Required Disclosures	68

ADVERTISING AND MARKETING	69

RISKS	69
POLICIES AND PROCEDURES	69
Preparing Marketing Materials	69
Definition of an “Advertisement”	70
Hypothetical or Back-tested Performance	70
Documentation of Advertised Performance Figures	70
Substantiating Performance Targets and Other Projections	70
Article Reprints	70
Interactions with the Media	70
Speeches, Seminar Presentations, and Article Publications	71

CONTINGENCY AND DISASTER RECOVERY PLAN	72

RISKS	72
POLICIES AND PROCEDURES	72
Anticipated Threats	72
Disaster Recovery Team	73
Identification and Assessment	73
Evacuation or Sheltering-in-Place	73
Alternate Work Site	73
Protection and Recovery of Documents	73
Contacting Employees	73
Testing and Evaluation	74

MAINTENANCE OF BOOKS AND RECORDS	75

RISKS	75
POLICIES AND PROCEDURES	75

Electronic Record Retention	75
Records Warehousing	76
Personal Electronic Document Hosting Services	76
Document Alteration	76
Document Destruction	76
Translation of Required Books and Records	77
REQUIRED BOOKS AND RECORDS	78

DEFINITIONS	86

INTRODUCTION

This Manual is not a full procedures manual and does not constitute legal advice. The purpose of this Manual is to enable all Employees to be aware of the legal and regulatory framework within which SNAM and its Employees are required to operate. This Manual is only applicable for SNAM’s U.S. clients and the business activities with U.S. clients that the Company has engaged in under the requirements of the Advisers Act.

All Employees m abide by all applicable policies and procedures contained in this Manual. The Manual should accurately reflect SNAM’s business practices. Employees should speak to the CCO, or in his absence, a member of the CRMD regarding any questions about the Manual, or if the Manual should be changed or updated.

Employees must be aware of, understand and comply with all policies and procedures that are relevant to their activities and areas of responsibility.

In developing this Manual, SNAM considered the material risks associated with its operations. This risk evaluation process is ongoing, and the CCO will periodically review this Manual to ensure that SNAM’s policies and procedures adequately address all applicable risks. SNAM’s CCO is responsible for overseeing SNAM’s compliance program including this Manual. Any material amendments to this Manual will be distributed to all Employees. New policies, guidance, and amendments may be issued by SNAM’s CCO or other supervisory personnel by email or orally before being formally incorporated into the Manual. Such communications are as valid and binding as the Manual’s written guidance.

Employees will be asked to acknowledge in writing or via email that they have received, understand, and will abide by the policies and procedures contained in this Manual, upon commencement of employment, annually, and upon any material change to the Manual.

This Manual includes certain forms that Employees can use to make disclosures or seek pre-clearance.

Employees should be aware that SNAM will consider all forms to be binding, irrespective of the way in which they are submitted. Also, on a case-by-case basis the CCO may require Employees to print, manually sign, and submit paper forms.

Capitalized terms are defined at the end of the Manual.

CODE OF ETHICS

Risks

In developing these policies and procedures, SNAM considered the material risks associated with administering the Code of Ethics. This analysis includes risks such as:

•                  Employees do not understand the fiduciary duty that they, and SNAM, owe to Clients;

•                  Employees and/or SNAM fail to identify and comply with all applicable Securities Laws(1);

•                  Employees do not report personal Securities transactions;

•                  Employees trade personal accounts ahead of Client accounts;

•                  Violations of the Securities Laws, the Code of Ethics, or the policies and procedures set forth in this Manual, are not reported to the CCO; and

•                  SNAM does not provide its Code of Ethics and any amendments to all Employees.

SNAM has established the following guidelines to mitigate these risks.

Policies and Procedures

Code of Conduct, Fiduciary Standards, and Compliance with the Securities Laws

At all times, SNAM and its Employees must comply with the spirit and the letter of the Securities Laws and the rules governing the capital markets, including this Code of Conduct. The CCO administers the Code of Ethics. All questions regarding the Code of Ethics should be directed to the CCO or CRMD. Employees must cooperate to the fullest extent reasonably requested by the CCO to enable (i) SNAM to comply with all applicable Securities Laws and (ii) the CCO to discharge his duties under the Manual.

All Employees will act with competence, dignity, integrity, and in an ethical manner, when dealing with Clients, the public, prospects, third-party service providers and fellow Employees. Employees must use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, trading, promoting SNAM’s services, and engaging in other professional activities.

We expect all Employees to adhere to the highest standards with respect to any potential conflicts of interest with Clients. As a fiduciary, SNAM must act in its Clients’ best interests. Neither SNAM, nor any Employee should ever benefit at the expense of any Client. Notify the CCO or CRMD promptly about any practice that creates, or gives the appearance of, a material conflict of interest.

(1) “Securities Laws” include Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002, the IC Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, the Dodd-Frank Act of 2010, any rules adopted by the SEC under any of these Statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

The Portfolio Managers and Executives of SNAM should also comply with “Conduct Rules for Registered Portfolio Managers” and “Conduct Rules for Executive Officers”

Employees are generally expected to discuss any perceived risks, or concerns about SNAM’s business practices, with their direct supervisor. However, if an Employee is uncomfortable discussing an issue with their supervisor, or if they believe that an issue has not been appropriately addressed, they should bring the matter to either the CCO’s or CRMD’s attention.

Reporting Violations

Improper actions by SNAM or its Employees could have severe negative consequences for SNAM, its Clients, and its Employees. Impropriety, or even the appearance of impropriety, could negatively impact all Employees, including people who had no involvement in the problematic activities.

Employees must promptly report any improper or suspicious activities, including any suspected violations (referred to as “Misconduct”) of the Code of Ethics, to the General Manager of CRMD. Issues can be reported to the General Manager of CRMD in person, or by telephone, email, or written letter. Reports of potential issues may be made anonymously. Any reports of potential problems will be thoroughly investigated by the General Manager of CRMD, General Manager of Personnel, General Affairs & Accounting Department and General Manager of any related departments. Any problems identified during the review will be addressed in ways that reflect SNAM’s fiduciary duty to its Clients. In addition, an Employee may at any time report any Misconduct to the SEC or any other applicable governmental agency without prior notice to SNAM.

An Employee’s identification of a material compliance issue will be viewed favorably by the Company’s senior executives. Retaliation against any Employee who reports a violation of the Code of Ethics in good faith is strictly prohibited and will be cause for corrective action. If an Employee believes that he or she has been retaliated against, he or she should notify directly to the General Manager of CRMD, General Manager of Personnel, General Affairs & Accounting Department or the “Compliance Hotline” in accordance with “(Japanese) Compliance Manual” and the “Rules regarding Whistleblower System and the Protection of whistleblowers”.

Violations of this Code of Ethics, or the other policies and procedures set forth in the Manual, may warrant sanctions including, without limitation, requiring that personal trades be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, reporting to the Employee’s supervisor, suspending personal trading rights, imposing a fine, suspending employment (with or without compensation), making a civil referral to the SEC, making a criminal referral, terminating employment for cause, and/or a combination of the foregoing. Violations may also subject an Employee to civil, regulatory or criminal sanctions.

The General Manager of CRMD will report any violations to SNAM’s Compliance Risk Management Committee.

Distribution of the Code of Ethics and Acknowledgement of Receipt

SNAM will distribute this Manual, which contains the Company’s Code of Ethics, to each Employee upon the commencement of employment, annually, and upon any change to the Code of Ethics or any material change to another portion of the Manual.

All Employees must acknowledge that they have received, read, understood, and agree to comply with SNAM’s policies and procedures described in this Manual, including this Code of Ethics. Each Employee should acknowledge this Manual by signing the attached form or by sending email with required contents to the CRMD upon commencement of employment, annually, and following any material change to the Manual. Employees are also required to fill out the Annual Compliance Questionnaire Supplement attachment on an annual basis.

Conflicts of Interest

Conflicts of interest may exist between various individuals and entities, including SNAM, Employees, and current or prospective Clients. Any failure to identify or properly address a conflict can have severe negative repercussions for SNAM, its Employees, and/or Clients. In some cases the improper handling of a conflict could result in litigation and/or disciplinary action.

SNAM’s policies and procedures have been designed to identify and properly disclose, mitigate, and/or eliminate applicable conflicts of interest. However, written policies and procedures cannot address every potential conflict, so Employees must use good judgment in identifying and responding appropriately to actual or apparent conflicts. Conflicts of interest that involve SNAM and/or its Employees on one hand, and Clients on the other hand, will generally be fully disclosed and/or resolved in a way that favors the interests of Clients over the interests of SNAM and its Employees. If an Employee believes that a conflict of interest has not been identified or appropriately addressed, that Employee should promptly bring the issue to the CCO’s attention.

It may sometimes be beneficial for SNAM to be able to retroactively demonstrate that it carefully considered particular conflicts of interest. The CRMD will document the Company’s assessment of, and response to, such conflicts that seems material.

Personal Securities Transactions

Employee trades should be executed in a manner consistent with our fiduciary obligations to our Clients: trades should avoid actual improprieties, as well as the appearance of impropriety.

Accounts Covered by the Policies and Procedures

SNAM’s Personal Securities Transactions policies and procedures apply to all accounts holding any Securities over which Access Persons(2) have any beneficial ownership interest, which typically includes accounts held by immediate family members sharing the same household, or non-clients over which Access Persons exercise investment discretion. Immediate family members include children, step-children, grandchildren, parents, step-parents, grandparents, spouses, domestic partners, siblings, parents-in-law, and children-in-law, as well as adoptive relationships that meet the above criteria.

It may be possible for Access Persons to exclude accounts held personally or by immediate family members other than spouse sharing the same household if the Access Person does not have any direct or indirect influence or control over the accounts, or if the Access Person can rebut the presumption of beneficial ownership over family members’ accounts.

(2) “Access Person” includes any Employee who has access to nonpublic information regarding any Client’s trading or portfolio holdings, who is involved in making securities recommendations to Clients, or who has access to nonpublic securities recommendations. All of SNAM’s directors and officers excluding independent directors who don’t have office in SNAM are presumed to be Access Persons. CCO may exclude the employees from Access Person who are blocked out from the Client’s’ trading and holdings information. CCO should keep the list of Employees who are excluded.

Access Persons should consult with the CCO before excluding any accounts held by immediate family members sharing the same household. Generally, the CCO will approve such exclusion if an employee declares that 1) he/she has no Beneficial Interest(3) of those family members’ account, 2) he/she has no influence to their investment decision, and 3) he/she does not provide 50% or more support of their lives.

Reportable Securities

SNAM requires Access Persons to provide periodic reports regarding transactions and holdings in all “Reportable Securities,” which include any Security(4), except:

•                  Direct obligations of the Government of the United States and Japanese Government Bond for Individual Investors;

•                  Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements;

•                  Shares issued by money market funds;

•                  Shares or Units issued by open-end investment companies or open-end investment trusts registered in the U.S. or Japan, other than funds advised or underwritten by SNAM or an affiliate;

•                  Interests in 529 college savings plans; and

•                  Shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies, none of which are advised or underwritten by SNAM or an affiliate.

Exchange-traded funds, or ETFs and exchange traded notes, or ETNs, are somewhat similar to open-end registered investment companies. However, ETFs and ETNs are Reportable Securities and are subject to the reporting requirements contained in SNAM’s Personal Securities Transactions policy.

Personal Trading Requirements

Pre-clearance Procedures

Access Persons must have written clearance for all transactions involving Japanese Equities, IPOs or Private Placements before completing the transactions. SNAM may disapprove any proposed transaction,

(3) An individual generally has a “Beneficial Interest” in all securities held directly or indirectly, as well as those owned directly or indirectly by family members sharing the same household.

(4) “Security” is defined in section 202(a)(18) of Advisers Act or section 2(a)(36) of IC Act and that means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificates of interest or participation in any profit sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe, any of the foregoing.

particularly if the transaction appears to pose a conflict of interest or otherwise appears improper. The Access Person’s receiving the approval is responsible for ensuring that his or her trading is completed within five business days. Access Persons must use the attached Trade Pre-clearance Form to seek preclearance. All pre-clearance requests must be submitted to the CRMD.

Reporting

SNAM must collect information regarding the personal trading activities and holdings of all Access Persons. Access Persons must submit quarterly reports regarding Securities transactions and newly opened accounts, as well as annual reports regarding holdings and existing accounts.

Quarterly Transaction Reports

Each quarter, Access Persons must report all Reportable Securities transactions in accounts in which they have a Beneficial Interest. Access Persons must also report any accounts opened during the quarter that hold any Securities (including Securities excluded from the definition of a Reportable Security). Reports regarding Securities transactions and newly opened accounts must be submitted to the CRMD within 30 days of the end of each calendar quarter.

Employees may utilize the attached Quarterly Reporting Forms to fulfill quarterly reporting obligations.

Initial and Annual Holdings Reports

Access Persons must periodically report the existence of any account that holds any Securities (including Securities excluded from the definition of a Reportable Security), as well as all Reportable Securities holdings. Annual reports other than DC Pension Plan must be current as of December 31st and submitted to the CRMD on or before February 14th of each year. Annual reports regarding DC Pension Plan must be current as of March 31st and submitted on or before May 15th.

Initial reports must be current as of a date no more than 45 days prior to the date that the person became an Access Person and submitted within 10 days of an individual becoming an Access Person.

Initial and annual holdings reports should be submitted using the attached Periodic Holdings Reporting Forms. Or alternately, Access Person may use broker-dealer’s account statements by signing with seal on them.

Initial and annual reports must disclose the existence of all accounts that hold any Securities, even if none of those Securities fall within the definition of a “Reportable Security.”

If an Employee does not have any holdings and/or accounts to report other than Automatic Investment Plan or DC Pension Plan, this should be indicated on the Periodic Holdings Reporting Form, or reported by email according to CRMD’s instruction within 10 days of becoming an Access Person and by February 14th of each year.

Exceptions from Reporting Requirements

There are limited exceptions from certain reporting requirements. Specifically, an Access Person is not required to submit:

•                  Quarterly reports for any transactions effected pursuant to an Automatic Investment Plan or DC Pension Plan; or

•                  Any reports with respect to Securities held in accounts over which the Access Person had no direct or indirect influence or control, such as an account managed by an investment adviser on a discretionary basis.

Any investment plans or accounts that may be eligible for either of these exceptions should be brought to the attention of the CCO who will, on a case-by-case basis, determine whether the plan or account qualifies for an exception. In making this determination, the CCO may ask for supporting documentation, such as a copy of the Automatic Investment Plan, a copy of the discretionary account management agreement and/or a written certification from an unaffiliated investment adviser, and may provide Employees with the exact wording and a clear definition of “no direct or indirect influence or control” that the adviser consistently applies to all Access Persons. On a sample basis, the CCO may request reports on holdings and/or transactions made in the trust or discretionary account to identify transactions that would have been prohibited pursuant to SNAM’s Code of Ethics, absent reliance on the reporting exception. Access Persons who claim they have no direct or indirect influence or control over an account are also required to complete the attached Exempt Accounts Certification upon commencement of their employment and on an annual basis thereafter.

Reliance on this independent or separately managed account exception is conditioned on SNAM’s receipt of the attached Exempt Accounts Certification and other satisfactory documentary evidence (e.g., copy of advisory agreement, certification from adviser, etc.) as directed by the CCO. Access Persons should consult with the CCO before excluding any accounts, especially those held by immediate family members sharing the same household.

Personal Trading and Holdings Reviews

SNAM’s Personal Securities Transactions policies and procedures are designed to mitigate any potential material conflicts of interest associated with Access Persons’ personal trading activities. Accordingly, the CRMD will closely monitor Access Persons’ investment patterns to detect the following potentially abusive behavior:

•                  Frequent and/or short-term trades in any Security, with particular attention paid to potential market-timing of mutual funds;

•                  Trading opposite of Client trades;

•                  Trading ahead of Clients; and

•                  Trading that appears to be based on Material Nonpublic Information.

The CRMD will review all reports submitted pursuant to the Personal Securities Transactions policies and procedures for potentially abusive behavior, and will compare Access Person trading with Clients’ trades as necessary. Upon review, the CRMD will document its review and include a written description of any issues noted. Any personal trading that appears abusive may result in further inquiry by the CCO and/or sanctions, up to and including dismissal.

The CCO will monitor any members of the CRMD team’s personal Securities transactions for compliance with the Personal Securities Transactions policies and procedures.

Disclosure of the Code of Ethics

SNAM will describe its Code of Ethics in Part 2 of Form ADV and, upon request, furnish Clients with a copy of the Code of Ethics.

Recordkeeping Requirements

Each responsible department of SNAM shall maintain following records, but not limited to, copy of Code of Ethics, a record of violation of the Code of Ethics, acknowledgement of the Code of Ethics, Annual Compliance Questionnaire Supplement reports made by Access Person, list of employees and employees excluded from Access Person, reviewing or monitoring reports made by CRMD or CCO, for predetermined periods. The CCO is responsible for monitoring each responsible department’s compliance with the recordkeeping requirements.

U.S. Regulatory Compliance Manual Acknowledgement Form

I certify that I have received, read, understood, abided by, and will continue to abide by SNAM’s U.S. Regulatory Compliance Manual, which includes SNAM’s Code of Ethics. I understand that any questions about SNAM’s Manual (including the Code of Ethics) should be directed to either the CCO or a member of the CRMD.

Print Name:

Signature (seal):

Date:

Note: All employees must also complete and submit the Annual Compliance Questionnaire Supplement that begins on the following page.

Annual Compliance Questionnaire Supplement

Please answer the following questions accurately. CRMD may ask additional questions or request further explanations if you marked in shaded boxes.

Question		Yes	No
1.	Are you employed by any organizations other than SNAM?
2.	Are any members of your immediate family employed by a broker-dealer or a custodian that provides services to SNAM? If “yes”, please provide the name of the company.
3.

Do you or any members of your immediate family have some other business or personal relationship with, or substantive investment in, a broker-dealer or a custodian that provides services to SNAM? If “yes”, please provide the name of the company.

4.	Do any members of your immediate family have any other business or personal relationship with any U.S. Client of SNAM?
5.	Are any members of your immediate family employed by any U.S. government?
6.	Do you or any members of your immediate family serve as officers or directors of any organizations other than SNAM, that include private companies, public companies, or non-profit organization?
7.	Have you complied with SNAM’s requirements in “U.S. Regulatory Compliance Manual” regarding the disclosure and approval of outside business activities?
8.	Are you aware of any conflicts of interest that have not already been disclosed to the CRMD/CCO involving SNAM, you or your immediate family members, and any U.S. Client of SNAM?
9.	Are you aware of any potentially material, non-public information that you have not previously disclosed to the CRMD/CCO?
10.	In the past 10 years, have you been charged or convicted of or plead guilty or no contest in a domestic or foreign court to any felony, or any security or investment related crime?

New Employees should answer for the period since your employment with regard to following questions.

11.

During the past 12 months, have you reported all personal securities transactions and reportable accounts in accordance with SNAM’s reporting policies in “U.S. Regulatory Compliance Manual” and “Rules of Limitation of Self Trading”?

12.	During the past 12 months, have you reported gifts and entertainment in accordance with SNAM’s reporting policies in “U.S. Regulatory Compliance Manual” and “Code of Conduct”?
13.

During the past 12 months, have you traded securities on or improperly transmitted any material, non-public information, against policies and procedures of “U.S. Regulatory Compliance Manual” and “Rules of the Prevention of Dealings Based on Non-Public Information”?

14.	During the past 12 months, have you become aware of any violation of SNAM’s Code of Ethics that you did not disclose to the CRMD/CCO?
15.	Are you aware of any unreported identity theft, cyber security, or privacy issues that have arisen in the past 12 months?
16.	To the best of your knowledge, during the past 12 months, has SNAM and its employees (including yourself) complied with the SNAM’s written policies and procedures?

By signing below, I certify that I have responded to the questions set forth in this Annual Compliance Questionnaire completely and accurately.

Print Name:	Date:

Signature:

Trade Pre-clearance Form

Transaction Type: Buy / Sell

Security Name:

Security Type: Common Stock / Debt / Other (describe):

Symbol or Identifier:

Number of Shares / Principal Amount:

Broker / Custodian:

Does the transaction involve an IPO or private placement?

If you are seeking to invest in a private fund, describe the fund’s investment strategy.

Pre-clearance sought through (date):

By signing below, I certify and acknowledge the following:

1.              I have no Material Nonpublic Information or other knowledge pertaining to this proposed transaction that constitutes a violation of Company policy, confidentiality agreements or Securities Laws.

2.              The proposed transaction does not limit a Client’s investment opportunities or disadvantage a Client in any way.

Signature (seal):	Date:

Print Name:

Internal Use Only

Reviewer:	Approved / Disapproved	Date:

Reasons Supporting Decision:

Quarterly Reporting Form: Transactions

For the Quarter Ended:

Date	Type (common stock, bond, etc.)	Security Name	Ticker or CUSIP	Buy / Sell	Number of Shares	Price	Principal Amount	Interest Rate / Maturity	Executed By (Broker- Dealer or Bank)

I certify that this form fully discloses all transactions of Reportable Securities in which I have a Beneficial Interest. I understand that I am presumed to have a Beneficial Interest in Securities transactions of immediate family members living in the same household.

Signature (seal):	Print Name:	Date:

Deliver to the CRMD within 30 days of the end of each calendar quarter. Use additional sheets if necessary.

Quarterly Reporting Form: New Accounts

For the Quarter Ended:

Name of Broker-Dealer or Bank	Account Title	Account Number	Date Account was Established

I certify that this form fully discloses all Securities accounts opened during the calendar quarter noted above in which I have a Beneficial Interest. I understand that I am presumed to have a Beneficial Interest in Securities accounts of immediate family members living in the same household.

Signature (seal):	Print Name:	Date:

Deliver to the CRMD within 30 days of the end of each calendar quarter. Use additional sheets if necessary.

Periodic Holdings Reporting Form: Accounts

Information is current as of:

Name of Broker-Dealer or Bank	Account Title	Account Number

☐            I certify that this form fully discloses all of the Securities accounts in which I have a Beneficial Interest.

☐            I certify that I have no Securities accounts which I should report.

I understand that I am presumed to have a Beneficial Interest in Securities accounts of immediate family members living in the same household.

Deliver to the CRMD within 10 days of becoming associated with SNAM, and by February 14th (May 15th in case of Automatic Investment Plan & DC Pension Plan) of each year. Use additional sheets if necessary.

Signature	Date

Print Name

Periodic Holdings Reporting Form: Reportable Securities

Type (Common Stock, Bond, etc.)	Security Name	Ticker or CUSIP (As Applicable)	Number of Shares or Principal Amount (As Applicable)

I certify that this form fully discloses all Reportable Security holdings in which I have a Beneficial Interest. I understand that I am presumed to have a Beneficial Interest in Securities holdings of immediate family members living in the same household.

Deliver to the CRMD within 10 days of becoming associated with SNAM, and by February 14th (May 15th in case of DC Pension Plan) of each year. Use additional sheets if necessary.

Signature	Date

Print Name

Exempt Accounts Certification

To: the Chief Compliance Officer,

In accordance with Rule 204A-1 under the Investment Advisers Act of 1940 (the “Rule”), I am considered to be an “Access Person” of Sompo Japan Nipponkoa Asset Management Co., Ltd (“SNAM”) and subject to the Rule’s terms and conditions. The Rule requires periodic reporting of my personal securities transactions and holdings to be made to SNAM. However, as specified in the Rule, I am not required to submit any report with respect to securities held in accounts over which I have “no direct or indirect influence or control.”

I have retained a trustee or third-party manager (the “Manager”) to manage certain of my accounts. Following is a list of the accounts over which I have no direct or indirect influence or control (the “Accounts”):

Name of Broker, Dealer, or Bank	Account Name	Relationship to Manager (independent professional, friend, relative, etc.)

By signing below, I acknowledge and certify that:

•                  I have no direct or indirect influence or control over the Accounts;

•                  If my control over the Accounts should change in any way, I will immediately notify you in writing of such a change and will provide any required information regarding holdings and transactions in the Accounts pursuant to the Rule; and

•                  I agree to provide reports of holdings and/or transactions (including, but not limited to, duplicate account statements and trade confirmations) made in the Accounts at the request of SNAM’s Chief Compliance Officer.

Access persons completing this certification on an annual basis, also acknowledge and certify the following:

•                  I did not direct or suggest any purchases or sales of specific securities for the Accounts during the period <Month YEAR to Month YEAR>;

•                  Any discussions with the Manager about my Accounts related to general guidelines involving my investment objectives, risk tolerance and investment timeline.

Name:

Signature (seal):

Date:

INSIDER TRADING

Risks

In developing these policies and procedures, SNAM considered the material risks associated with insider trading. This analysis includes risks such as:

•                  Employees place trades in personal and/or Client accounts based on Material Nonpublic Information;

•                  Employees pass Material Nonpublic Information on to others; and

•                  Employees are not aware of what constitutes Material Nonpublic Information;

SNAM has established the following guidelines to mitigate these risks.

Policies and Procedures

Employees are strictly forbidden from engaging in Insider Trading, either personally or on behalf of SNAM’s Clients. SNAM’s Insider Trading policies and procedures apply to all Employees, as well as any transactions in any securities by family members, trusts, or corporations, directly or indirectly controlled by such persons. The policy also applies to transactions by corporations in which the Employee is an officer or director, as well as transactions by partnerships of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.

Procedures for Recipients of Material Nonpublic Information

If an Employee has questions as to whether they are in possession of Material Nonpublic Information, they should inform the CRMD as soon as possible. The CRMD will conduct research to determine if the information is likely to be considered material, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in Insider Trading, an Employee:

•                  Must immediately report the potential receipt of Material Nonpublic Information to the CRMD;

•                  Must not trade the securities of any company about which they may possess Material Nonpublic Information, or derivatives related to the issuer in question;

•                  Must not share any potentially Material Nonpublic Information with anyone (other than CRMD), including their supervisor; and

•                  Must not conduct research, trading, or other investment activities regarding a security for which they may have Material Nonpublic Information until the CRMD dictates an appropriate course of action.

If the CRMD determines that the information is material and nonpublic, the CRMD will register certain securities which may be affected by such information to the OMS as “trade prohibited” and any trading plan by portfolio managers cannot be accepted by OMS until it is waived by CRMD. SNAM and its Employees will not place any trades in securities for which it has Material Nonpublic Information. Depending on the relevant facts and circumstances, the CRMD may also take some or all of the following steps:

•                  Review SNAM’s Insider Trading policies and procedures with the affected Employee(s);

•                  Acknowledgement of this Manual includes the understanding that the affected Employee(s) must not disclose the potentially Material Nonpublic Information to others, including colleagues;

•                  Require the affected Employee(s) to institute enhanced information security practices;

•                  Forbid other Employees from seeking to obtain the information; and

•                  Conduct key word searches of all Employees’ emails for the information in question.

Trading in affected securities may resume when the CRMD determines that the information has become public and/or immaterial. At such time, the CRMD will remove the registration of the securities from OMS.

Selective Disclosure

Non-public information about SNAM’s investment strategies, trading, and Client holdings may not be shared with third parties except as is necessary to implement investment decisions and conduct other legitimate business. Employees must never disclose proposed or pending trades or other sensitive information to any third party without the prior approval of the CRMD. Securities Laws may prohibit the dissemination of such information, and doing so may be considered a violation of the fiduciary duty that SNAM owes to its Clients.

Relationships with Potential Insiders

SNAM’s Clients may possess Material Nonpublic Information. Access to such information could come as a result of, among other things:

•                  Being employed by an issuer (or sitting on the issuer’s board of directors);

•                  Working for an investment bank, consulting firm, supplier, or customer of an issuer;

•                  Meetings or idea dinners with investment bankers or other connected individuals;

•                  Personal relationships with connected individuals; and

•                  A spouse’s involvement in any of the preceding activities.

Individuals with access to Material Nonpublic Information may have an incentive to disclose the information to SNAM due to the potential for personal gain. Employees should be extremely cautious about investment recommendations, or information about issuers, that it receives from Clients. Employees should inquire about the basis for any such recommendations or information, and should consult with the

CRMD if there is any appearance that the recommendations or information are based on Material Nonpublic Information.

Rumors

Creating or passing false rumors with the intent to manipulate securities prices or markets may violate the antifraud provisions of Securities Laws. Employees are prohibited from knowingly circulating false rumors or sensational information that might reasonably be expected to affect market conditions for one or more securities, sectors, or markets, or improperly influencing any person or entity.

This policy is not intended to discourage or prohibit appropriate communications between Employees of SNAM and other market participants and trading counterparties. Employees should consult with the CRMD regarding questions about the appropriateness of any communications.

Terms

What Information is Material?

Many types of information may be considered material, including, without limitation, advance knowledge of:

•                  Dividend or earnings announcements;

•                  Asset write-downs or write-offs;

•                  Additions to reserves for bad debts or contingent liabilities;

•                  Expansion or curtailment of company or major division operations;

•                  Merger, joint venture announcements;

•                  New product/service announcements;

•                  Discovery or research developments;

•                  Criminal, civil and government investigations and indictments;

•                  Pending labor disputes;

•                  Debt service or liquidity problems;

•                  Bankruptcy or insolvency;

•                  Tender offers and stock repurchase plans; and

•                  Recapitalization plans.

Information provided by a company could be material because of its expected effect on a particular class of securities, all of a company’s securities, the securities of another company, or the securities of several companies. The prohibition against misusing Material Nonpublic Information applies to all types of financial instruments including, but not limited to, stocks, bonds, warrants, options, futures, forwards, swaps, commercial paper, and government-issued securities. Material information need not relate to a company’s business. For example, information about the contents of an upcoming newspaper column may affect the price of a security, and therefore be considered material. Advance notice of forthcoming secondary market transactions could also be material.

Employees should consult with the CRMD if there is any question as to whether nonpublic information is material.

What Information is Nonpublic?

Once information has been effectively distributed to the investing public, it is no longer nonpublic. However, the distribution of Material Nonpublic Information must occur through commonly recognized channels for the classification to change. In addition, there must be adequate time for the public to receive and digest the information. Non-public information does not change to public information solely by selective dissemination. The confirmation by an insider of unconfirmed rumors, even if the information in question was reported as rumors in a public form, may be nonpublic information. Examples of the ways in which nonpublic information might be transmitted include, but are not limited to:

•                  In person;

•                  In writing;

•                  By telephone;

•                  During a presentation;

•                  By email, instant messaging, or Bloomberg messaging;

•                  By text message or through Twitter; or

•                  On a social networking site such as Facebook or LinkedIn.

Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving Material Nonpublic Information. Employees should consult with the CRMD if there is any question as to whether material information is nonpublic.

GIFTS AND ENTERTAINMENT

Risks

In developing these policies and procedures, SNAM considered the risk that Employees would be improperly influenced by excessive gifts or entertainment. SNAM also considered the risk that Employees would try to use gifts or entertainment to exert improper influence on another individual or entity. SNAM has established the following guidelines to mitigate these risks.

Policies and Procedures

SNAM holds its Employees to high ethical standards and strictly prohibits any giving or receipt of things of value that are designed to improperly influence the recipient. The receipt or giving of any gift in the form of cash or cash equivalent is strictly prohibited.

Employees’ Receipt of Entertainment — Employees are prohibited from attending business meals, sporting events and other entertainment events at the expense of a business counterpart of SNAM, unless it has been specifically pre-cleared by the CRMD.

Employees’ Receipt of Gifts — Employees should decline to accept gifts and try to return them to the giver. It the Employees fail to do so, he or she must report their acceptance of gifts with their estimated value to the CRMD.

SNAM’s Gift and Entertainment Giving Policy — SNAM and its Employees are prohibited from giving gifts or entertainment to Clients, US prospects and government officials of any countries.

Gifts and Entertainment given to any person, other than those identified as being prohibited in the prior sentence, that exceeds Yen25,000 per person, must be pre-cleared by CRMD.

Exemptions: The following are considered as de minimis values and not required to be reported.

•                  Meals less than Yen1,000 value per person, or ordinary business lunch.

•                  Lunch boxes, light meals or buffets provided at the seminars, conferences or corporate events that will have many attendees other than SNAM Employees.

•                  Gifts less than Yen1,000 value per person.

•                  Promotional items that clearly display the giver’s company logo.

•                  Ordinary gifts or courtesies given for infrequent life event (bereavement etc.) or corporate events.

Gifts and Entertainment Given to U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) Plan Fiduciaries - SNAM is prohibited from giving gifts or entertainment to any ERISA plan fiduciary. The fiduciary requirements under ERISA, generally apply with respect to U.S. private corporate sponsored employee benefit plans, including pension plans, profit sharing plans and 401(k) plans.

The CCO will monitor Employees’ provision and receipt of gifts and entertainment.

POLITICAL AND CHARITABLE CONTRIBUTIONS,(5)
 AND PUBLIC POSITIONS

Risks

In developing these policies and procedures, SNAM considered the material risks associated with Employees’ political contributions. This analysis includes risks such as:

•                  Employees make political contributions that limit SNAM’s ability to attract or retain U.S. government-related Clients;

•                  SNAM hires or promotes an individual into a role that meets the definition of a “Covered Associate(6)” without considering the individual’s past political contributions;

•                  SNAM inadvertently violates “Pay-to-Play” Regulations, or other applicable Laws, because it is unaware of Employees’ political contributions, or of any solicitation or coordination of political contributions by others; and

•                  Past political contributions by new Employees limit SNAM’s ability to market in certain state or local jurisdictions.

Policies and Procedures

Political Contributions within the U.S.

Political contributions within the United States by SNAM, Employees and their spouses to politically connected individuals or entities with the intention of influencing such individuals or entities for business purposes is strictly prohibited. SNAM Employees and their spouses are prohibited from making any political contribution, whether directly or indirectly, to any incumbent, candidate or successful candidate for state or municipal office, including any state or local official campaigning for federal office.

The following procedures are to be observed with regard to any permissible political contribution in the Unites States (e.g., a contribution to an incumbent U.S. Presidential Candidate) made by SNAM Employees. All SNAM Employees and their spouses must submit an approval request to the CCO before making any political contribution. This includes any volunteering or donation of time, any charitable donations made at the request of an official or Government Entity, and any donation to a political entity.

(5) “contribution(s)” in this chapter is broadly defined to include gifts, loans, the payment of debts, and the provision of any other thing of value. The SEC’s enforcement staff has interpreted contributions to include substantive donations of an adviser’s communications networks and other resources.

(6) A “covered associate” of an adviser is defined to include (i) any general partner, Portfolio Manager or executive officer, or other individual with a similar status or function, (ii) any Employee that solicits a Government Entity for the adviser, as well as any direct or indirect supervisor of that Employee, and (iii) any political action committee controlled by the adviser or by any person that meets the definition of a “covered associate.”

For contributions which are approved, details of the contribution (e.g., date, amount, recipient) must be provided to the CCO within 48 hours after such contribution is actually made. The fact that a political contribution is approved or denied is confidential and should not be discussed by the person seeking approval with anyone inside or outside of SNAM.

Charitable Donations within the U.S.

Donations by SNAM or Employees to charities with the intention of influencing such charities to become Clients are strictly prohibited.

Public Office in the U.S.

Employees must obtain written pre-approval from the CCO prior to running for any public office in the United States.

COMPLAINTS

Risks

In developing these policies and procedures, SNAM considered the material risks associated with its response to Client complaints. This analysis includes risks such as:

•                  Complaints are not addressed appropriately or in a timely manner; and

•                  SNAM does not document Client complaints, or its response to such complaints.

SNAM has established the following guidelines to mitigate these risks.

Policies and Procedures

Any statement transmitted orally, in a letter, by fax, by email, or otherwise, that alleges specific inappropriate conduct by SNAM is a complaint. While observations about market conditions or an account’s performance may not be complaints, Employees should consult with the CRMD if there is any question as to whether a communication is a complaint.

All Employees must promptly report any complaints to the CRMD. Failure to report a complaint will be cause for corrective action, up to and including dismissal. Employees receiving an oral complaint should document the complaint, and should submit the completed written documentation when reporting the complaint.

The CRMD will investigate and respond to all Client complaints in a timely manner. The CRMD will prepare a written completion report upon SNAM addressing the complaint fully. The report should explain the complaint in detail and steps taken as a result of the complaint to help mitigate potential future complaints. Additionally, the report should contain copies of any documentation associated with the complaint.

OUTSIDE BUSINESS ACTIVITIES

Risks

In developing these policies and procedures, SNAM considered the risks related to employee relationships with outside organizations, including potential conflicts of interest and access to Material Nonpublic Information. SNAM also considered the risks posed by Employees’ past business relationships. SNAM has established the following guidelines to mitigate these risks.

Policies and Procedures

Employees are prohibited from engaging in outside business activities, serving on boards of directors, making investment decisions on behalf of non-Clients other than as reported pursuant to the Personal Securities Transactions policies and procedures without approval of the CCO, with consultation of the CRMD. Employees are expected to disclose any Outside Business Activities in the Annual Compliance Questionnaire Supplement. Approval will be granted on a case-by-case basis, subject to careful consideration of potential conflicts of interest, disclosure obligations, and any other relevant regulatory issues. Outside activities will be approved only if any conflict of interest issues can be satisfactorily mitigated or resolved. Any outside activity that is approved by the CCO must be reported to the senior managements.

No Employee may utilize property of SNAM, or utilize the services of SNAM or its Employees, for his or her personal benefit or the benefit of another person or entity, without approval of the CCO. For this purpose, “property” means both tangible and intangible property, including funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property, proprietary processes, and ideas for new research or services.

An Employee may not participate in any business opportunity that comes to his or her attention as a result of his or her association with SNAM and in which he or she knows that SNAM might be expected to participate or have an interest, without:

•                  Disclosing in writing all necessary facts to the CCO;

•                  Offering the particular opportunity to SNAM; and

•                  Obtaining written authorization to participate from the CCO.

Any personal or family interest in any of SNAM’s business activities or transactions must be immediately disclosed to the CCO. For example, if a transaction by SNAM may benefit that Employee or a family member, either directly or indirectly, then the Employee must immediately disclose this possibility to the CCO.

No Employee may borrow from or become indebted to any person, business or company having business dealings or a relationship with SNAM, except with respect to customary personal loans (such as home mortgage loans, automobile loans, and lines of credit), unless the arrangement is disclosed in writing and receives prior approval from the CCO. No Employee may use SNAM’s name, position in a particular market, or goodwill to receive any benefit on loan transactions without the prior express written consent of the CCO.

An Employee who is granted approval to engage in an outside business activity must not transmit Material Nonpublic Information between SNAM and the outside entity. If participation in the outside business activity results in the Employee’s receipt of Material Nonpublic Information that could reasonably be viewed as relevant to SNAM’s business activities, the Employee must discuss the scope and nature of the information flow with the CCO. Similarly, if an Employee receives approval to engage in an outside business activity and subsequently becomes aware of any conflict of interest that was not disclosed when the approval was granted, the conflict must be promptly brought to the attention of the CCO.

DUTY TO SUPERVISE

Risks

In developing these policies and procedures, SNAM considered numerous risks associated with its duty to supervise. This analysis includes risks such as:

•                  Employees engage in activities that violate SNAM’s internal policies and procedures;

•                  Employees’ activities are not adequately monitored;

•                  Employees conduct business in languages that SNAM’s compliance professionals and supervisors do not understand;

•                  As a result of its ownership and/or operational structure, SNAM does not establish an adequate separation of functions; and

•                  Employees working from locations other than SNAM’s headquarters are not subject to adequate supervision.

SNAM has established the following guidelines to mitigate these risks.

Policies and Procedures

SNAM’s management recognizes its duty to supervise the actions of its Employees. Compliance with the policies and procedures contained in this Manual assists SNAM’s management in fulfilling its supervisory obligations. The policies and procedures included in this Manual are intended to prevent and detect violations of applicable Laws, rules and Regulations by Employees. As appropriate, this Manual identifies the individuals who have supervisory authority over SNAM’s various activities.

All Employees must comply with the letter, and the spirit, of this Manual. Employees are expected to use good judgment, and to report any suspected violations of SNAM’s policies and procedures or the Securities Laws to their supervisor and/or the CRMD, as appropriate. SNAM’s management will include the CCO and CRMD in the resolution of any issues that may involve a violation of the Securities Laws or a weakness in SNAM’s compliance program.

Nothing in this Manual is intended to impede any employee’s right to, in good faith, report any suspected violation of applicable securities laws to the proper regulatory authority.

Supervisory Responsibilities

SNAM’s Employees may have explicitly defined supervisory responsibilities because of a position or title, and/or de facto supervisory responsibilities because of activities, roles, abilities, or operational authority within the Company. All Employees with supervisory authority have affirmative duties to:

•                  Ensure that SNAM’s practices are consistent with the Company’s written policies and procedures, and are not inconsistent with disclosures to Clients;

•                                                                  Effectively monitor Employees over whom they have supervisory authority;

•                                                                  Ensure that SNAM responds appropriately and in a timely manner to any actual or suspected wrongdoing, undisclosed conflicts of interest, ineffective internal controls or other compliance risks; and

•                                                                  Ensure that SNAM maintains appropriate oversight of representative offices (New York, London and Hong Kong) to make certain that remote employee activities are consistent with the Company’s written policies and procedures.

Escalating Perceived Risks

Employees are generally expected to discuss any perceived risks, or concerns about SNAM’s business practices, with their supervisor. Supervisors should act prudently and exercise good judgment when determining an appropriate response to any reported risks or concerns. The CCO should be informed of any potentially serious risks, material weaknesses in internal controls, or inappropriate business practices.

MAINTENANCE AND REVIEW OF THE COMPLIANCE PROGRAM

Risks

In developing these policies and procedures that are required by Rule 206(4)-7 under the Advisers Act, SNAM considered numerous risks associated with the maintenance and review of its compliance program. This analysis includes risks such as:

•                  The Advisers Act or the rules thereunder impose obligations on SNAM that are not reflected in the Company’s written policies and procedures;

•                  SNAM’s policies and procedures are not tailored to reflect the Company’s operations or compliance risks;

•                  SNAM fails to conduct an annual review of its compliance program; and

•                  SNAM’s CCO lacks the knowledge or authority to effectively administer the Company’s compliance program.

SNAM has established the following guidelines as an attempt to mitigate these risks.

Policies and Procedures

The Code of Ethics and the Manual

SNAM has adopted this Manual, which includes the Code of Ethics, in order to reflect the Company’s obligations under the Securities Laws, including the Advisers Act and associated rules. The CCO is responsible for maintaining the Manual; Employees should notify the CCO immediately if the Manual does not address a material compliance risk or is inconsistent with SNAM’s practices. Employees are prohibited from modifying the Manual without the CCO’s written approval.

Annual Compliance Reviews

The CCO oversees a comprehensive annual review of SNAM’s compliance program. This review incorporates any compliance matters that arose during the preceding year, any substantive changes in SNAM’s business activities, and any applicable regulatory developments. During each annual review, the CCO oversees the evaluation, and testing of the implementation of, SNAM’s written policies and procedures. Following each review, a written report is prepared by the CRMD that identifies any meaningful findings and any actions taken to address them. This report should be submitted to the board of the director’s meeting by the CCO.

Ongoing Monitoring and Forensic Testing

SNAM’s CCO and the CRMD will monitor and periodically test Employees’ compliance with the Company’s policies and procedures. In addition to contemporaneous monitoring of individual transactions and other activities, the CRMD and other managers periodically analyze SNAM’s books and records to detect patterns that may be indicative of compliance breaches.

Training

SNAM’s CRMD will review applicable compliance policies and procedures with all new Employees. The CRMD will also oversee compliance training with Employees as necessary.

The CCO

Toyomi Ohnuma serves as SNAM’s CCO. The CCO reports directly to the President, and has full authority to implement SNAM’s compliance program. Employees should notify the CCO immediately if SNAM appears to have failed to identify or appropriately address any compliance issue. Although the CCO has ultimate responsibility for SNAM’s compliance program and its implementation; the CCO will designate much of the day-to-day oversight and monitoring of SNAM’s compliance program to the CRMD. The CRMD and the CCO routinely consult regarding issues related to SNAM’s compliance program.

The CCO is familiar with SNAM’s obligations under the Securities Laws, including the Advisers Act and rules.

REVIEW OF THIRD-PARTY SERVICE PROVIDERS

Risks

In developing these policies and procedures, SNAM considered the material risks associated with its use of third-party service providers. This analysis includes risks such as:

•                  SNAM does not conduct adequate due diligence on third-party service providers;

•                  SNAM does not enter into written agreements that specify third-party service providers’ obligations in sufficient detail; and

•                  Third-party service providers fail to meet their contractual obligations.

SNAM has established the following guidelines to mitigate these risks.

Policies and Procedures

SNAM must conduct due diligence prior to retaining any third-party service providers that are involved in SNAM’s provision of investment advisory services, or that have contact with Clients. SNAM will maintain any documentation associated with this due diligence process.

Employees responsible for overseeing SNAM’s relationships with third-party service providers must:

•                  Ensure that they understand the specific services to be provided;

•                  Ensure that the service provider’s obligations are described in detail in a written contract executed by the provider;

•                  Ensure that the cost of services is reasonable relative to the value, particularly with respect to any services paid for by Clients;

•                  Review the provider’s service levels at least annually. While such reviews may be informal, the General Manager of the responsible Department should, at a minimum, elicit feedback from those Employees who actually use the services. More detailed reviews of service providers, including on-site visits or the review of due diligence questionnaires, may be conducted as necessary; and

•                  Report any material findings to the CRMD immediately.

PORTFOLIO MANAGEMENT AND REVIEWS

Risks

In developing these policies and procedures, SNAM considered numerous risks associated with the management of Client accounts. This analysis includes risks such as:

•                  Accounts are managed in ways that deviate from Clients’ stated investment objectives;

•                  SNAM lacks sufficient systems to prevent accounts from violating investment restrictions;

•                  SNAM favors proprietary accounts or accounts owned by Employees to the detriment of Clients’ accounts;

•                  SNAM’s risk management tools are inadequate, relative to the types of investments held in Client accounts; and

•                  Portfolio management staff does not maintain sufficient documentation to substantiate the suitability of their investment recommendations.

SNAM has established the following guidelines to mitigate these risks.

Policies and Procedures

Portfolio management is a dynamic activity. Securities are constantly analyzed for investment in Client accounts, and all securities holdings are reviewed on a daily basis by investment personnel.

1.              Investment personnel will review news events on a daily basis to determine the effect on securities held in Client portfolios.

2.              It is expected that all portfolio decisions will be based off internally generated research. With certain exceptions, SNAM will maintain research/investment files on each company that is recommended for investment.

3.              SNAM’s investment personnel hold both formal and informal meetings to discuss investment ideas, economic developments, current events, investment strategies, issues related to portfolio holdings, etc. Formal meetings include a weekly research meeting and monthly portfolio construction meeting. Ad hoc meetings may occur when necessary to address timely topics.

4.              SNAM has developed risk management processes to monitor exposures on multiple levels and the application of Client’s specific investment strategies. SNAM will review its exposure levels and other criteria on a daily basis to ensure that it is operating within these parameters. Additionally, SNAM’s CRMD closely monitors compliance with Client’s investment guideline and internal investment guidelines.

5.              All final investment decisions are made by a Portfolio Manager assigned to the respective Client account. In the event the Senior Portfolio Manager is absent, the Deputy Portfolio Manager for the Client account will assume this responsibility.

6.              The CRMD will review a sample of SNAM’s accounts under management at least annually to ensure compliance with Clients’ investment objectives and any investment restrictions. The CRMD will document the date of the review, the accounts reviewed, and any irregularities or other identified issues. The CRMD will work with investment personnel to determine whether any issues warrant changes to the Company’s policies or procedures. Any material issues noted by the CRMD will be brought to the attention of the CCO.

7.              When either a new portfolio is set up, the investment guidelines of a Client is changed, or there are any changes in the Law(s), Statute(s) and Regulation(s), CRMD should review and confirm any new investment guidelines and/or restrictions, before investment personnel inputs them to SNAM’s OMS.

8.              On the next business day of trading, CRMD conducts post-trade compliance testing for the investment guidelines and restrictions using the OMS. If any violations are detected, CRMD will discuss with the portfolio managers and seek immediate corrective measures.

9.              CRMD may conduct the following reviews for any potential market manipulation;

i)                 Continuously chasing highest price when buying and lowest price when selling

ii)              Extremely high market participation rate (over 50%)

iii)           Continuously higher market participation rate (30% for 5 consecutive business days)

iv)          Limit order just before the market closing, market order near the market closing with high market participation rate (10% after 14:30).

v)             Pumping trading volume by short term reversal trades (within 10 business days).

PROXY VOTING

Risks

In developing these policies and procedures, SNAM considered risks associated with proxy voting process, such as its Clients are not aware that SNAM does not have the obligation to vote proxies.

Policies and Procedures

Notwithstanding SNAM’s discretionary authority to make investment decisions on behalf of its Clients, SNAM will not exercise proxy voting authority over its Clients’ Securities. The obligation to vote Client proxies shall at all times rest with SNAM’s Clients. SNAM will ensure this is clearly explained in its investment advisory Client agreements. Clients shall in no way be precluded from contacting SNAM for advice or information about a particular proxy vote. However, SNAM shall not be deemed to have proxy voting authority solely as a result of providing such advice to Clients.

TRADING

Risks

In developing trading policies and procedures, SNAM considered the material risks associated with its trading processes. This analysis includes risks such as:

•                 SNAM does not seek best execution for all transactions;

•                 SNAM does not periodically and systematically evaluate the quality and cost of services provided by broker-dealers;

•                 SNAM does not seek to negotiate favorable trading arrangements;

•                 Cross trades are executed at a price other than the current market price, or otherwise favor one Client over another.

•                 Trades are allocated in a manner that is unfair to certain Clients;

•                 Trades are improperly allocated after execution;

•                 SNAM favors proprietary accounts;

•                 Clients participating in block trades do not receive the average price or bear their proportional share of the transaction costs;

•                 The allocation of trades to broker-dealers is not subject to sufficient oversight;

•                 Trades are improperly confirmed, reconciled, and/or settled;

•                 SNAM’s trading violates Client-imposed restrictions;

•                 SNAM’s trading violates applicable Securities Laws;

•                 Trade tickets lack required information;

•                 Trade errors and trade breaks are not identified and corrected in a timely manner;

•                 Clients bear the cost of trade errors; and

•                 SNAM does not fully disclose all conflicts of interest that stem from its trading activities.

SNAM has established the following guidelines to mitigate these risks.

Policies and Procedures

SNAM has instituted policies and procedures to ensure that it will place Client transactions with appropriate care and diligence, seek best execution, treat all Clients fairly, and disclose all material conflicts of interest.

Only the Trading Office, as defined at the end of this Manual, is authorized to trade on behalf of Clients. Any deviations from SNAM’s Trading policies and procedures must be approved in advance by the CCO.

Trading Procedures

1.              Trading instructions are given by a Portfolio Manager to the Trading Office via OMS and/or email. The Trading Office reviews trading instructions with SNAM and Client account restrictions and guidelines regarding to trading. All trading is done on a discretionary basis.

2.              The Trading Office maintains a Primary Brokers List. This is a list of approved broker-dealers that is updated by the Trading Office on a quarterly basis.

3.              The Trading Office decides upon the appropriate means of executing the trade based on broker-dealer assigned target allocation rates. The allocation rates may be adjusted quarterly based on SNAM’s best execution reviews. Additionally, when determining which trading venue(s) to use or recommend, the Trading Office may consider, among other things:

•                  Listed bids and asks;

•                  Transaction costs;

•                  Liquidity;

4.              The Trading Office must ensure that SNAM creates and maintains a trade ticket and/or an e-mail, either electronically or in hard copy, for each trade. Pursuant to Rule 204-2(a)(3) under the Advisers Act, the trade ticket must show:

•                  The person at SNAM who placed the trade;

•                  The Client account(s) for which the trade was entered;

•                  If applicable, how the trade will be allocated among Clients;

•                  The date the trade was entered;

•                  The broker-dealer or bank with which the trade was placed;

the e-mail must show:

•                  The terms and conditions of the order, instruction, modification, or cancellation;

•                  The person at SNAM who recommended the trade;

5.              Trades are generally communicated to broker-dealers via SNAM’s OMS.

6.              The Trading Office will ensure that each trade is confirmed by confirmations delivered from the executing broker-dealer upon completion of the trade. Confirmations are delivered electronically to OMS. Each confirmation must include:

•                  The security traded;

•                  Whether the trade was a buy or a sell;

•                  The price;

•                  The quantity traded;

•                  The trade date;

•                  The settlement date; and

•                  All commissions, taxes, and other settlement charges.

7.              Trades are matched and reconciled daily by the custodian bank chosen by US customer for settlement and custody of securities. The Portfolio Administration Department of SNAM oversees this process by WEB System of the custodian bank.

8.              Portfolio Managers periodically review custodial records to identify any deviations from intended Client holdings.

Trade Aggregation Procedures

As disclosed in Part 2 of SNAM’s Form ADV filing, SNAM may aggregate Client trades when such aggregation is expected to be in the best interest of all participating Clients. SNAM’s Trading Office will abide by the following procedures when aggregating trades.

1.              The Trading Office will prepare a pre-allocation that identifies each participating account and each such account’s expected participation, measured in shares as a percentage of the block, or as a percentage of the account’s value. In determining the pre-allocation, the Trading Office will consider each participating account’s size, diversification, cash availability, investment objectives, and any other relevant factors. The pre-allocation is once stored in the OMS and then written on the Trade Ticket.

2.              The Trading Office will generally determine the pre-allocation before executing the aggregated trade.

3.              Aggregated trades are generally communicated to broker-dealers via SNAM’s OMS.

4.              If the trade is fully filled by the end of the day, the Trading Office will give the executing broker-dealer allocation instructions that match the pre-allocation in OMS. If the trade is partially filled at the end of the day, the Trading Office will instruct the broker-dealer to allocate the trade pro-rata based on the pre-allocation. De minimis deviations from the pre-allocation are permitted in the interest of placing round lots in Client accounts.

5.              If the Trading Office receives a new trade order for an investment where a block trade is dealing, the new order is subordinated to previous order. If traders are placing partial orders of previous order due to the liquidity issue and so on,the new order will not be ordered until previous order is fully filled on the day. The next day, there will be no difference between the remaining of previous order and the new order. If traders think it is possible to place whole/partial orders of new order, new order will be in a different block trade from that of previous order.

6.              If the Trading Office is unable to complete a pre-allocation because an investment opportunity is available for a limited time, then the Trading Office (in consultation with the Portfolio Manager) will set the order size based on an estimate of the appropriate level of participation for all Clients. The allocation for the trade will be determined by the OMS on the trade date.

7.              When placing Client transactions through multiple broker-dealers, for each time, Trading Office chooses broker-dealer to meet the predetermined ordering share. The CCO will check whether the actual shares are in the range of ordering share or not, and check whether the reason is adequate or not if the share is out of the range.

8.              In all cases, the Trading Office will instruct executing broker-dealers to allocate trades to specific Client accounts before the close of business on the trade date.

9.              All accounts participating in a block trade must receive the average price. Commissions are determined based on the trade principal amount of each accounts.

10. SNAM will seek to allocate trades in a manner that is fair to all Clients, and will never allocate trades based on an account’s performance or fee structure.

Cross Trades

SNAM prohibits cross trades which is not executed in the market in client accounts.

Principal Trades

Section 206(3) of the Advisers Act prohibits SNAM and any Employee or other affiliate from trading with any Client on a principal basis, or from recommending an agency cross trade to both participants, unless SNAM discloses the capacity in which it is acting to each participating Client in writing before completion of the transaction, and obtains each participating Client’s consent to the transaction. Thus SNAM prohibits itself and any Employee or other affiliate from trading with any Client on a principal basis.

Manipulative Trading Practices

No Employee may engage in actual or apparent trading in any asset for the purpose of: (a) inducing the purchase or sale of such asset by others; or (b) causing the price of an investment to move up or down. Price changes resulting from supply and demand are not prohibited.

The CRMD will monitor Client trading for any suspected manipulative trading practices.

Soft Dollars

SNAM shall not enter into Soft Dollar Transactions (as defined below).

“Soft Dollar Transaction” means a transaction, in connection with which SNAM pays consideration for services other than execution services that accrues specific fees in consideration for such services, including paying fees for trading terminals, for research, for information databases, and for support tools for investment management activities, but under a label of payment for execution services with respect to the transaction.

“Soft Dollar Transaction”, however, does not include for purposes of these Rules any electronic trade execution platform or analytical systems, algorithms or software which provides market data and quantitative analysis functionality provided or accessible through a broker.”

Best Execution

As part of its fiduciary duty to Clients, SNAM has an obligation to seek the best price and execution of Client transactions when SNAM is in a position to direct brokerage transactions. While not defined by Statute or Regulation, “best execution” generally means the execution of Client trades at the best net price considering all relevant circumstances. SNAM will seek best execution with respect to all types of Client transactions. SNAM will conduct the following types of reviews to evaluate the qualitative and quantitative factors that influence execution quality:

•                  Initial and periodic reviews of individual broker-dealers;

•                  Contemporaneous reviews by SNAM’s Trading Office; and

•                  Quarterly Best Execution reporting to CCO.

Initial and Periodic Reviews of Individual Broker-Dealers

Before SNAM begins trading with a broker-dealer the Trading Office will review, as applicable, the broker-dealer’s operational, financial, and regulatory status. The Trading Office will also perform periodic reviews of broker-dealers, which will vary in frequency and intensity based on the perceived counterparty exposure of SNAM and its Clients. For broker-dealers that only provide execution services, SNAM anticipates that the reviews will be limited in scope and less frequent. For arrangements where the counterparty exposure is expected to be more significant, the reviews will generally be more intensive and frequent. The Trading Office may use the attached Broker-Dealer Review Form to assist in conducting initial and periodic reviews.

Contemporaneous Reviews

As part of their normal functions, the Trading Office will consider the execution quality of each trade. Any unexpected deviations in price, commission rate, market impact, execution speed, or other aspects of execution quality will be promptly reported to the CRMD.

Quarterly Best Execution Report

Trading Office will report quarterly to CCO the items included in the attached Best Execution Report Items. CCO will also approve the broker-dealer assigned allocation rates.

Broker-Dealer Review Form

Employees should use good business judgment when conducting reviews, and may deviate from the activities described on this form when appropriate. Depending on the relevant facts and circumstances Employees may decide that certain lines of inquiry described below are inapplicable or need not be pursued.

Broker-Dealer’s name:

Identify SNAM’s primary contact(s) at the broker-dealer.

Describe any changes to SNAM’s primary contacts, since time of the last review. If applicable, describe impact of such changes.

Describe any affiliations between the broker-dealer and SNAM or its Employees, as well as any associated conflicts of interest.

Describe the services provided by the broker-dealer to SNAM. And evaluate the value of the research or brokerage services received by reviewing:

•            The opportunity for price improvement;

•            Anonymity;

•            Speed of execution;

•            Quality of research;

•            Expertise with difficult securities;

•            Trading style and strategy;

•            Geographic location;

•            Frequency of errors; and

•            Access to new issues.

Describe any material changes to the broker-dealer’s services since the time of the last review.

Evaluate whether the broker-dealer’s services are consistent with all applicable agreements between SNAM and the broker-dealer.

Test to ensure that the commissions and any other fees charged to SNAM and its Clients are consistent with the agreements between SNAM and the broker-dealer.

Obtain and evaluate a written description of the broker-dealer’s business continuity and disaster recovery capabilities.

Describe the anticipated impact on SNAM of a serious disruption affecting the broker-dealer.

Describe SNAM’s anticipated response to a serious disruption affecting the broker-dealer.

Evaluate the broker-dealer’s financial health by reviewing:

•             The most recent financial statements or annual report; and

•             The broker-dealer’s credit rating (must be BBB or higher of broker-dealer or parent company).

Evaluate the broker-dealer’s internal controls, including controls to protect SNAM’s proprietary information, by:

(1)         Reviewing any SAS70, SSAE16 or any equivalent report prepared for the broker-dealer.

(2)         If (1) is not possible, speaking with the compliance contact; and

(3)         If (1),(2) are not possible, speaking with one or more members of the Trading Office;

Evaluate incidences where the broker-dealer has been accused of wrongdoing using

Evaluate the incidence of errors and the level of responsiveness by interviewing SNAM Employees who regularly interface with the broker-dealer.

Evaluate any media accounts or other reports of financial, regulatory, or operational difficulties affecting the broker-dealer.

Other Comments.

Review Performed by:

Signature:

Date:

Best Execution Report Items

Trading Office will periodically review the execution quality obtained on behalf of Clients and will report to CCO. Trading Office will consider the following areas, as applicable:

•                  Any new relationships with broker-dealers;

•                  Any reviews of individual broker-dealers conducted since the last Best Execution report;

•                  The services provided by prime brokers, their costs, and any changes in prime brokers’ roles since the time of the last review;

•                  Any trading errors by broker-dealers;

•                  Any standing instructions relating to foreign currency transactions, as well as the pricing and costs associated with such transactions;

•                  Any conflicts of interest (referrals, affiliations, etc.) that influence, or may appear to influence, SNAM’s direction of brokerage;

•                  Whether SNAM places trades with registered representatives who are related to SNAM Employees and/or are Clients of SNAM, as well as associated conflicts of interest;

•                  Any gifts or entertainment received from broker-dealers and any influence such gifts and entertainment may have had on SNAM’s direction of brokerage;

•                  The fairness of the order in which broker-dealers are contacted and/or Client trades are executed;

•                  The fairness of SNAM’s process for allocating bunched trades;

•                  Commission rates paid by Clients, including any rates that are materially above or below the commission rates that SNAM has agreed upon with broker-dealers before trading; and

•                  Whether commission targets are appropriate for any of SNAM’s trading counterparties.

TRADING ERRORS

Risks

In developing these policies and procedures, SNAM considered numerous risks associated with committing trade errors in Client accounts. This analysis includes risks such as:

•                  Trade errors are not identified and corrected in a timely manner;

•                  Trade errors are not reported to management, including the CCO;

•                  Management does not carefully review each error to determine if new procedures may be necessary to prevent future errors;

•                  The number of trade errors is excessive; and

•                  SNAM does not maintain adequate documentation of all trade errors and their respective resolutions.

SNAM has established the following guidelines as an attempt to mitigate these risks.

Policies and Procedures

The utmost care must be taken in making and implementing investment decisions on behalf of Client accounts. A “trade error” is generally considered to include an error that (i) prevents portfolio trading instructions given by a portfolio manager on behalf of a Client from being effectuated in substantially the manner intended by the portfolio manager; (ii) results in the execution of a trade on behalf of a Client that was not intended for that Client; or (iii) causes a violation of any applicable investment policies or restrictions mandated by the Client or by Law. Depending on the relevant facts and circumstances, other events might also be considered trade errors. SNAM attempts to minimize trade errors by promptly reconciling confirmations with trade tickets, and by reviewing past trade errors to understand the internal control breakdown that caused the errors.

If SNAM makes an error while placing a trade for a client, the Company will seek to correct the error promptly in a way that mitigates any losses. SNAM will bear any costs associated with correcting any error. Gains associated with any trade error shall be retained by the Client.

Errors must also be promptly reported to the CRMD and reviewed to determine whether policies or procedures should be changed to prevent future errors. Employees should use a common report form on mistakes including the attached Trade Error Reporting Items to report trade errors. Consult with the CRMD if there is any question as to whether an investing or trading error has occurred. The CRMD will work with Portfolio Managers and the Trading Office to resolve any trade errors. The CCO will monitor SNAM’s trade errors.

Trade tickets reflecting errors should be preserved, and new trade tickets will be prepared if additional trading is necessary to resolve the error. The CRMD will maintain a trade error file that contains all documentation necessary to substantiate the actions taken to resolve each error.

SNAM will not use future brokerage business to compensate any broker-dealer for absorbing the cost of a trade error. However, to the extent that SNAM can demonstrate that a broker-dealer was partly or entirely responsible for a trade error, that broker-dealer may be asked to bear part or all of the cost of the error.

Trade Error Reporting Items

•                  Transaction date

•                  Investments involved

•                  Names, account numbers, and custodians of all affected accounts

•                  SNAM Employees involved

•                  Description of error

•                  Cause of error

•                  Resolution thus far

•                  Gain or loss (if known)

•                  Amount reimbursed by SNAM (if any)

•                  Amount reimbursed by third parties (if any)

•                  Additional resolution steps (including training and/or changes to policies and procedures)

•                  Submitted by, Signature (seal), Date : reporting department

•                  Accepted by, signature (seal), Date: CRMD & CCO

PRIVACY PROTECTION AND CYBER SECURITY

Risks

In developing these policies and procedures, SNAM considered the material risks associated with privacy protection and the prevention of identity theft. This analysis included risks such as:

•                  Nonpublic Personal Information is not recorded accurately or protected from inadvertent alteration or destruction;

•                  Nonpublic Personal Information is not protected from unauthorized access by Employees or third-party service providers;

•                  Nonpublic Personal Information can be accessed, copied, or destroyed by physical or electronic intrusions;

•                  False or misleading disclosures are made to Clients about the use or protection of Nonpublic Personal Information; and

•                  Third-party service providers have adopted inadequate policies and procedures to protect Nonpublic Personal Information.

SNAM has established the following guidelines to mitigate these risks.

Policies and Procedures

Privacy Protection

Guiding Principles

SNAM will seek to limit its collection of Nonpublic Personal Information to that which is reasonably necessary for legitimate business purposes. SNAM will not disclose Nonpublic Personal Information except in accordance with these policies and procedures, as permitted or required by Law, or as authorized in writing by the Client. SNAM will never sell Nonpublic Personal Information.

With respect to Nonpublic Personal Information, SNAM will strive to: (a) ensure the security and confidentiality of the information; (b) protect against anticipated threats and hazards to the security and integrity of the information; and (c) protect against unauthorized access to, or improper use of, the information. CRMD is responsible for administering these policies and procedures. Notify the CRMD promptly of any threats to, or improper disclosure of, Nonpublic Personal Information.

Although these principles and the following procedures apply specifically to Nonpublic Personal Information, Employees must be careful to protect all of SNAM’s proprietary information.

Protecting Confidential Information

Employees will maintain the confidentiality of information acquired in connection with their employment, with particular care being taken regarding Nonpublic Personal Information. Improper use of SNAM’s proprietary information, including Nonpublic Personal Information, is cause for disciplinary action, up to and including termination of employment for cause and referral to appropriate civil and criminal legal authorities.

Nonpublic Personal Information will be restricted to Employees who have a need to know such information.

Disclosure of Nonpublic Personal Information

Nonpublic Personal Information may only be provided to third parties under the following circumstances:

•                  To broker-dealers opening brokerage accounts;

•                  To accountants, lawyers, and others as directed in writing by Clients;

•                  To specified family members as directed in writing by Clients, or as authorized by Law;

•                  To third-party service providers, as necessary to service Client accounts; and

•                  To regulators and others, as required by Law.

Employees should take reasonable precautions to confirm the identity of individuals requesting Nonpublic Personal Information. Employees must be careful to avoid disclosures to identity thieves, who may use certain Nonpublic Personal Information, such as a social security number, to convince an Employee to divulge additional information. Any contacts with suspected identity thieves must be reported promptly to the CCO.

To the extent practicable, Employees will seek to remove nonessential Nonpublic Personal Information from information disclosed to third parties. Social security numbers must never be included in widely distributed lists or reports.

Nonpublic Personal Information may be reviewed by SNAM’s outside service providers, such as accountants, lawyers, consultants, and administrators. SNAM will review such service providers’ privacy policies to ensure that Nonpublic Personal Information is not used or distributed inappropriately.

Access to SNAM’s Premises

SNAM’s premises will be locked outside of normal business hours. The PGAAD will review the privacy policies and procedures of third-party service providers, such as building custodians, that have access to SNAM’s facilities.

Meetings with Clients should be held in conference rooms or other locations where Nonpublic Personal Information is not available or audible to others.

Visitors will not be left in SNAM’s offices unattended.

On an annual basis the PGAAD assesses whether information security risks associated with SNAM’s physical offices have changed in material ways. The PGAAD will address any newly identified vulnerabilities.

Information Stored in Hard Copy Formats

SNAM has implemented the following procedures to protect Nonpublic Personal Information stored in hard copy formats:

•                  To the extent practicable, Nonpublic Personal Information will be kept in lockable filing cabinets;

•                  Any Nonpublic Personal Information, as well as SNAM’s proprietary information, should be locked up at the end of each workday;

•                  Documents containing Nonpublic Personal Information must never be left unattended in public spaces, such as lobbies or conference rooms;

•                  Documents being printed, copied, or faxed must not be left unattended;

•                  Employees will exercise due caution when mailing or faxing documents containing Nonpublic

•                  Personal Information to ensure that the documents are sent to the intended recipients; and

•                  Employees may only remove documents containing Nonpublic Personal Information from SNAM’s premises for legitimate business purposes. Any documents taken off premises must be handled with appropriate care and returned as soon as practicable.

Cyber-Security Practices for All Employees

SNAM has implemented the following procedures to protect proprietary and Nonpublic Personal Information stored on electronic systems:

•                  Employees must never share their passwords or store passwords in a place that is accessible to others;

•                  Employees must shut down or lock their computers when they leave the office for any extended period of time;

•                  Employees must not include Nonpublic Personal Information in unencrypted emails sent outside of SNAM’s network;

•                  Any theft or loss of electronic storage media must immediately be reported to the CRMD;

•                  Employees must consult with the IT Manager before using any removable or mobile media to store sensitive SNAM data, including Nonpublic Personal Information.

•                  Any inquiries or requests for representations about SNAM’s cyber-security controls from third parties, such as Clients, vendors, or U.S. government officials, must obtain confirmation on how to respond from the IT Manager.

•                  The IT Manager is responsible for setting Employees’ access permissions on the Company’s computer network. The IT Manager will obtain pre-approval from the Employee who has primary responsibilities over the data in question prior to granting another Employee access.

Cyber-Security Controls Implemented by Information Technology Professionals

The IT Manager oversees the development and implementation of SNAM’s cyber-security controls. On at least an annual basis the IT Manager conduct a cyber-security risk assessment. The IT Manager provides the CCO with a summary of any moderate or high risk vulnerabilities that are identified, as well as a plan to remediate such risks.

Additionally, on an annual basis a member of SNAM’s System Department certifies to the CCO that SNAM has:

•                  Inventoried its computers, system hardware, and other IT devices such as smart phones;

•                  Monitored for unauthorized devices accessing SNAM’s networks;

•                  Inventoried its software applications, and ensured that software patches are being applied in a timely manner;

•                  Evaluated likely types of attack, including through penetration testing and vulnerability scans, where appropriate;

•                  Implemented appropriate protections, such as anti-malware software, firewalls and data loss prevention software;

•                  Conducted a simulated test of the Responding to Privacy Breaches sub-section below;

•                  Tested SNAM’s ability to restore critical data and software in a timely manner;

•                  Implemented standardized secure configurations for user hardware, software, operating systems, and network infrastructure;

•                  Appropriately tested software applications prior to implementation;

•                  Encrypted any wireless data transmissions in SNAM’s offices that could contain sensitive data;

•                  Mapped its network resources, and ensured that SNAM has appropriately limited access to drives and applications that host sensitive data;

•                  Mapped external access points to SNAM’s network;

•                  Evaluated the cyber-security programs of vendors or other third parties that have independent access to SNAM’s networks or proprietary data, and, where appropriate, ensured that third party contracts or statements of work include appropriate provisions governing cyber-security;

•                  Implemented adequate access logging capabilities, as well as automated exception reporting capabilities that are reasonably designed to detect malicious activity;

•                  Required relatively strong user passwords that must be changed from time to time;

•                  Promptly disabled access for any terminated Employees; and

•                  Permanently erased or destroyed any electronic storage media that is being discarded.

Working in Public Places

Employees should avoid discussing Nonpublic Personal Information in public places where they may be overheard, such as in restaurants and elevators. Employees should be cautious when using laptops or reviewing documents that contain Nonpublic Personal Information in public places to prevent unauthorized people from viewing the information.

Discarding Information

Employees may only discard or destroy Nonpublic Personal Information in accordance with the Document Destruction policy contained in the Maintenance ofBooks and Records portion of this Manual. Employees are reminded that electronic and hard copy media containing Nonpublic Personal Information must be destroyed or permanently erased before being discarded.

Responding to Privacy Breaches

If any Employee becomes aware of an actual or suspected privacy breach, including any improper disclosure of Nonpublic Personal Information, that Employee must promptly notify the CRMD. Upon becoming aware of an actual or suspected breach, the CRMD will investigate the situation take the following actions, as appropriate:

•                  To the extent possible, identify the information that was disclosed and the improper recipients;

•                  Notify appropriate members of senior management;

•                  Take any actions necessary to prevent further improper disclosures;

•                  Take any actions necessary to reduce the potential harm from improper disclosures that have already occurred;

•                  Discuss the issue with legal counsel, and consider discussing the issue with regulatory authorities and/or Law enforcement officials;

•                  Assess notification requirements imposed by applicable state and national regulatory authorities and/or Law enforcement officials;

•                  Evaluate the need to notify affected Clients, and make any such notifications;

•                  Collect, prepare, and retain documentation associated with the inadvertent disclosure and SNAM’s response(s);

•                  Evaluate the need for changes to SNAM’s privacy protection policies and procedures in light of the breach;

•                  Discuss with the CCO as appropriate.

Privacy Protection Training

The CCO will ensure that all new Employees have received, reviewed, and understand their obligations to protect Nonpublic Personal Information. The CCO will also remind all Employees of their privacy protection obligations periodically as needed during the year. If the Program appears to be functioning well and has not undergone material changes then this reminder might appropriately take the form of a broadly-distributed annual email.

Information Obtained to/from Affiliates

SNAM does not use information about individuals that was obtained from affiliates for any marketing purposes or provide information about individuals to affiliates for any marketing purposes.

Incidence Response Plan (IRP) for cyber-attack

To ensure appropriate response against cyber-attacks, to protect SNAM’s information properties including both data and hardware, and to communicate properly about vulnerabilities of its current system structure enabling timely corrective action, SNAM has developed the following IRP. An Assurance & Escalation Framework related to cyber-attacks is also clearly defined in the “Crisis Response Manual” and “Escalation Structure against Cyber Attacks”.

•                  First reaction — When any symptoms (or possibility of symptoms) are detected by employees, they must disconnect their PC’s LAN cable immediately and report to the System Department by phone. Email should not be used.

•                  Monitoring public cyber-security information — The System Department is obtaining security related information from Financials ISAC Japan and (US) FS-ISAC through Sompo Group’s CSIRT (Computer Security Incident Response Team).

•                  Escalation Framework — SNAM has developed an Escalation Framework to cope with Cyber Incidents as follows:

•                  Member of System Department who is in charge of cyber incidents reports to the IT Manager immediately after he/she receives above reports or warnings. The IT manager will start to research for the damage and send out a warning message to all employees through SNAM’s intranet.

•                  If any damage were detected, the IT Manager will take emergency measures and report to the Executive Officer who is responsible for the System Department, General Manager of CRMD, and General Manager of Corporate Planning Department. The IT Manager will also report to other senior management members depending on the degree of damage.

•                  The General Manager of Corporate Planning Department will decide whether or not to inform the Emergency Headquarter Secretariat and regulators.

•                  Training, and testing — The System Department conducts periodical testing and training against fraudulent emails, and it also conducts risk assessment of network vulnerabilities utilizing diagnostic tools provided by third-party professionals.

CUSTODY AND SAFEGUARDING OF CLIENT ASSETS

Risks

In developing these policies and procedures, SNAM considered numerous risks associated with the Custody Rule and the protection of Client funds and securities. This analysis includes risks such as:

•                  Client assets are lost or misappropriated;

•                  SNAM is deemed to have custody of Client assets, but the Company and/or its Employees are unaware of the associated compliance obligations imposed by the Custody Rule; and

•                  SNAM lacks internal controls that are reasonably designed to prevent and detect any loss or misappropriation of Client assets.

SNAM has established the following guidelines to mitigate these risks.

Policies and Procedures

SNAM does not have custody of Client’s assets and will endeavor to ensure that all Client funds and securities are held by a qualified custodian. If SNAM ever changes its policy and does engage in activities that obligate it to follow the Custody Rule then SNAM will adopt policies addressing its custodial situation.

Inadvertent Receipt of Client Funds or Securities

If any Employee inadvertently receives Client assets, such as a stock certificate or a check incorrectly made out to SNAM, the Employee must deliver the assets to the CRMD by the close of business. The CRMD will promptly, but in any case within three business days, send the assets to the Client, the Client’s Qualified Custodian, or the sender, as appropriate to most effectively protect Client assets. The CRMD may void out checks incorrectly made out to SNAM prior to returning them to the sender. The CRMD will instruct the sender that any future deliveries of client funds or securities should be made directly to the Client or to the Client’s custodian. The CCO will monitor any situations that arise resulting in the inadvertent receipt of Client funds or securities.

VALUATION AND FEE BILLING

Risks

In developing these policies and procedures, SNAM considered numerous risks associated with the valuation of investments and ensuring the accuracy of the calculation and collection of fees. This analysis includes risks such as:

•                  Disclosures to Clients are incorrect or inconsistent with SNAM’s valuation and fee billing policies and procedures;

•                  SNAM does not apply its valuation and fee billing policies and procedures consistently;

•                  Third parties assign inaccurate values to assets held in Client accounts;

•                  Management fees are calculated erroneously due to inaccurate pricing;

•                  Employees can override prices without sufficient oversight;

•                  Fees are miscalculated because of human errors;

•                  SNAM does not periodically test the accuracy of prices supplied by third parties; and

•                  Pricing errors are not corrected promptly or reviewed for materiality.

SNAM has established the following guidelines to mitigate these risks.

Policies and Procedures

SNAM will seek to ensure that Clients’ assets are priced accurately, reflecting the prices at which the asset could likely be traded in an orderly fashion in the open market.

The CCO and SNAM’s Portfolio Administration Department are familiar with the structure of all of SNAM’s fee arrangements. Any new fee structures require pre-approval from the CCO.

Pricing Procedures

SNAM generally transacts in listed Japanese equities which are liquid and easily valued. Prices for Client portfolios will be based on the Tokyo Stock Exchange closing prices or market prices provided from third-party financial market data providers. SNAM’s Portfolio Administration Department is responsible for monitoring prices regarding Client portfolios. SNAM periodically reconciles the prices that it uses against those used by Clients’ custodians. The CCO must be notified promptly if prices provided by a third party appear stale or inaccurate.

Fair Value Pricing

The Portfolio Administration Department should continually assess the availability and reliability of prices assigned by valuation sources. On a monthly basis, the Portfolio Administration Department, will evaluate that the prices applied for each security in Client’s account is correct and consistent with the SNAM’s valuation methodology which is prescribed in the existing internal manuals of the Portfolio Administration Department and report to the CCO. No changes in SNAM’s pricing methodology may occur without first obtaining approval from the CCO.

Pricing Errors

SNAM will correct any pricing error promptly. The Portfolio Administration Department will determine whether any investment has been priced in error, and whether any such error had a material impact on Client’s fees or performance. Any material impact must be disclosed to affected Clients, and any excess fees collected from Clients must be refunded. The Portfolio Administration Department will document and report to the CCO any pricing error, and associated remedial action.

Client Billing

SNAM does not have a standardized fee schedule. Each fee is agreed upon between the Client and SNAM and is documented in each advisory agreement. SNAM only charges fees in arrears that are based on a percentage of assets under management. SNAM does not have the authority to debit fees for services provided. All Clients pay SNAM fees directly. Clients are either provided an invoice or calculate their own fee and pay SNAM via a wire or check.

The Portfolio Administration Department monitors the payment of fees for compliance with each advisory agreement and is responsible for promptly notifying the CCO of any issues that arise or any deviations from these policies and procedures.

DISCLOSURE DOCUMENTS AND FILINGS

Risks

In developing these policies and procedures, SNAM considered numerous risks associated with the maintenance and dissemination of disclosure documents and filings. This analysis includes risks such as:

•                                          SNAM distributes disclosures, or submits filings, that contain outdated or inaccurate information;

•                                          SNAM is unaware of its disclosure or filing obligations;

•                                          Prospective Clients lack accurate information on which to base their decision to retain SNAM;

•                                          Clients are not informed of material facts relating to a legal or disciplinary action against SNAM; and

•                                          Regulatory filings are not submitted in a timely manner.

SNAM has established the following guidelines to mitigate these risks.

Policies and Procedures

SNAM will disseminate updated disclosure documents to Clients on a timely basis, and will ensure the timely and accurate submission of all required regulatory filings.

Financial, Legal, and Regulatory Disclosures

An investment adviser has a duty to provide clients and prospects with disclosure of all material facts regarding:

•                  Any precarious financial position involving the adviser; and

•                  Any legal or disciplinary event, involving the adviser or its Employees, that is material to an evaluation of the adviser’s integrity or its ability to meet contractual commitments to clients.

An Employee must notify the CRMD immediately if he or she becomes involved in, or threatened with, litigation or any administrative investigation or proceeding of any kind, becomes subject to a judgment, order, or arrest, is contacted by a regulatory authority, or is aware of any precarious financial position or other legal or disciplinary event. The CRMD will consult the issues with the CCO.

Advisory Agreements

SNAM must enter into an advisory agreement with each Client before beginning to manage the Client’s account(s). The advisory agreement will describe SNAM’s advisory services and fee schedule, among other things. The staff of the SEC has interpreted Section 206 of the Advisers Act to prohibit an investment adviser from including hedge clauses or other exculpatory provisions in advisory agreements if the provisions could incorrectly lead clients to believe that they had waived non-waivable rights of action against the adviser.

Any advisory agreement with the Client and material changes to it must be authorized in advance by the CCO.

Form ADV

Part 1A of Form ADV includes a number of questions about SNAM, its business practices, and control persons. All SEC and state-registered investment advisers must complete Part 1A. Part 1B asks additional questions, but is only required for state-registered advisers.

Part 2A of Form ADV, which includes a narrative description of SNAM’s activities and relevant conflicts of interest, must be provided to all new Clients at or before the time of entering into an advisory relationship. Either Part 2A, or a summary of material changes and an offer to provide the entire document, must be provided to all existing Clients within 120 days of the Company’s fiscal year-end.

Part 2B of Form ADV, which includes biographical information about certain Employees who provide advisory services, must be provided to all new Clients. Before a new Employee begins providing advisory services to an existing Client SNAM must provide information about the Employee using Part 2B. SNAM must also provide updated Part 2B information to all affected Clients promptly if an Employee experiences a disciplinary event or if other information in Part 2B becomes materially inaccurate.

Parts 1 and 2 of Form ADV must be updated and filed electronically with the SEC on the IARD system within 90 days of SNAM’s fiscal year end. Form ADV must also be updated and re-filed promptly if certain information becomes inaccurate, or if any information becomes materially inaccurate. The CCO oversees the CRMD’s filing of Parts 1 and 2 of Form ADV.

The CCO oversees and tracks the distribution of Part 2 to all prospective and current Clients.

Form 13F

Section 13(f) of the Exchange Act generally requires investment advisers that exercise discretion over equities with a combined value of at least $100 million to file Form 13F. Form 13F is filed electronically using the SEC’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system. The form must be submitted within 45 days of the end of each calendar quarter.

If an adviser has discretion over more than $100 million in equities at the end of any month, the adviser must first file Form 13F for the quarter ending December 31. An adviser must continue to file Form 13F for the next three quarters, even if the value of equities under its discretionary management falls below $100 million.

SNAM’s Portfolio Administration Department ensures that the appropriate Form 13F filings are made with SEC and has engaged ACA to handle Form 13F filing obligations on SNAM’s behalf. The CCO is responsible for overseeing SNAM’s 13F filing obligations.

Form 13H

Exchange Act Rule 13h-1 requires investment advisers to file Form 13H and obtain a large trader identification (“LTID”) number from the SEC if their transaction activity in National Market System securities exceeds either one of the following identifying activity levels:

•                  Two million shares or $20 million during any calendar day; or

•                  Twenty million shares or $200 million during any calendar month.

Once a large trader meets or exceeds the identifying activity level, the large trader must submit an initial Form 13H Filing to the SEC within 10 calendar days. When the initial filing is submitted the large trader identifies itself to the SEC as a large trader.

The SEC will then assign the large trader an LTID number. A large trader must provide the LTID to all US registered broker-dealers who effect transactions on the large trader’s behalf within 10 calendar days of receipt. The SEC does not provide guidance or require a specific method by which the large trader must disseminate the LTID to US registered broker dealers.

A large trader may be required to submit certain Form 13H filings throughout the year, including a quarterly amended filing, if applicable, and an annual filing. Following is a brief overview of the different types of Form 13H filings:

•                  Annual Filing — All large traders must submit an annual filing within 45 days after the end of each full calendar year (unless they have an Inactive Status designation).

•                  Amended Filing — If any information in a Form 13H filing is found to be inaccurate, or becomes inaccurate, an amended filing must be made within 10 calendar days following the end of the calendar quarter. For example, changes to the adviser’s name, business address, organization type, or organizational chart would require an amended filing. A large trader with an inactive status does not need to make amended filings.

•                  Inactive Status Filing — A large trader that has not affected aggregated transactions over the thresholds noted above during the previous full calendar year may use the Form 13H to make an inactive status filing. Filers with an Inactive Status designation do not need to make annual filings or amended filings and can instruct their broker-dealers to cease maintaining records.

•                  Reactivated Status — If an adviser with an Inactive Status designation meets or exceeds the identifying activity level, it must file for Reactivated Status within 10 days.

•                  Termination Filing — Persons can terminate their status as large traders by submitting a Termination Filing. For example, if the adviser ceases operations, dissolves, or is acquired, the large trader may be able to file a Termination Filing.

SNAM’s Portfolio Administration Department ensures that the appropriate Form 13H filings are made with SEC and has engaged ACA to handle Form 13H filing obligations on SNAM’s behalf. The CCO is responsible for overseeing SNAM’s 13H filing obligations.

ELECTRONIC COMMUNICATIONS

Risks

In developing these policies and procedures, SNAM considered the material risks associated with Employees’ electronic communications, both internally and with third parties. This analysis includes risks such as:

•                  Employees’ use of email and the Internet is not properly monitored for inappropriate use;

•                  SNAM’s computer systems are exposed to infiltration by computer viruses or hackers;

•                  Employees send emails containing nonpublic information to the wrong recipient; and

•                  Employees use public email services (such as Hotmail or Gmail) for business purposes, but such communications are not subject to appropriate supervision or archival.

SNAM has established the following guidelines as an attempt to mitigate these risks.

Policies and Procedures

All software, files, email messages, voice mail messages, computers, computer networks, and communications systems (collectively, “Electronic Resources”) are the property of SNAM. Employees’ communications using Electronic Resources are held to the same standard as all other business communications. Employees must act with good judgment, integrity, competence, dignity, and in an ethical manner when using Electronic Resources. Such resources may not be used to receive or transmit communications that are discriminatory, harassing, offensive, unlawful, or otherwise inappropriate. Employees may not attempt to gain unauthorized access to any computer or database, tamper with any electronic security mechanism, misrepresent a user’s identity, or disseminate viruses or other destructive programs.

Emails, Instant Messages, and Faxes Sent to More Than One Person

The staff of the SEC would likely consider any email, instant message, or fax (an “Electronic Communication”) to be an advertisement if it is sent to more than one person and if it offers:

•                  Any analysis, report, or publication concerning securities, or which is to be used in making any determination as to when to buy or sell any security, or which security to buy or sell;

•                  Any graph, chart, formula, or other device to be used in making any determination as to when to buy or sell any security, or which security to buy or sell; or

•                  Any other investment advisory service with regard to securities.

Electronic Communications that are advertisements are subject to the Advertising and Marketing policies and procedures described in this Manual.

Electronic Communications Surveillance

All Electronic Communications sent or received on SNAM’s Electronic Resources are property of SNAM. Subject to applicable Law, such Electronic Communications and Electronic Resources may be searched, reviewed, or produced for any purposes by SNAM, third-party contractors, the SEC, and other regulatory authorities. Among other things, the Company may use keyword searches or focus on messages sent or received by specific individuals during email reviews.

Consent and compliance with the Electronic Communications policies and procedures, including the Electronic Communications Surveillance policies and procedures, is a term and condition of each Employees’ employment. Failure to abide by these policies may result in disciplinary action, including dismissal, at the discretion of the senior management.

Personal Emails

Employees are strictly prohibited from using public email services (such as Hotmail or Gmail) for any business purpose. Employees should also be aware that in certain instances the SEC’s enforcement staff or other Law enforcement agencies have subpoenaed individuals’ personal email correspondence. Employees are prohibited from using Electronic Resources to establish a business or otherwise profit personally. All email, whether personal or related to SNAM, must be appropriate in both tone and content.

Employees acknowledge that SNAM and its authorized agents have the right to access, obtain, and review all emails, including personal emails, that Employees send or receive through SNAM’s computers. Employees expressly consent to such monitoring and review of all emails by SNAM and/or its authorized agents.

Text Messaging

Employees are prohibited from using text messaging to transmit work-related messages.

Third-Party Electronic Communication Forums

Employees may only use the Bloomberg Instant Messaging platform from SNAM’s computers to transmit instant messages. Employees should be aware that all incoming and outgoing instant messages are retained and are subject to the same kinds of review as emails.

SNAM does not prohibit Employees from posting on web logs (“blogs”), social networking sites like Facebook or LinkedIn, or third party messaging services, outside of work. However, SNAM does impose the following restrictions on these types of activities:

•                  Employees may only conduct business related to SNAM using electronic systems that have been provided and approved by SNAM.

•                  Employees must remove any endorsements or testimonials posted by Clients on any blog or social networking site controlled by SNAM or its Employees.

•                  Employees are prohibited from posting confidential or proprietary information about SNAM in any public forum without the CCO’s explicit pre-approval.

•                  SNAM holds information about the Company’s Clients in strict confidence. Employees must never identify an individual as being a Client or post any nonpublic information about a Client in a public forum.

•                  SNAM prohibits Employees from sharing proprietary information about the Company’s operations or investment decisions in any public forum.

•                  Employees may not activate any feature that would allow a social networking site to access contact information stored on SNAM’s email systems.

For purposes of the preceding policies, “public forum” includes information that is available to the general public, as well as information that is only available to “friends,” personal contacts, members, subscribers, or other groups of individuals.

Electronic Security

The Internet and other forms of electronic communication may not be secure. It may be possible for Internet users to intercept emails, file attachments, and other data transmissions. When possible, Employees should seek to limit the amount of confidential and proprietary information that is transmitted electronically.

If an Employee knows or suspects that one or more passwords, SNAM’s proprietary information, or nonpublic information about a Client has been lost or improperly disclosed or accessed, that Employee must promptly report the loss or disclosure to the IT Manager. Similarly, Employees must report any actual or suspected misuse of SNAM’s electronic resources to the IT Manager.

Employees must be extremely cautious when addressing Electronic Communications because of the potential consequences of sending such communications to the wrong recipient. Employees should use the same care when preparing an Electronic Communication that they would use when drafting a letter on SNAM’s letterhead. Employees should double-check the recipient’s email address, instant message address, or fax number before sending such communications. Internal documents, including those marked “For Internal Use Only,” may not be transmitted to third parties except as authorized by the CCO.

If an Employee inadvertently sends an Electronic Communication to the wrong recipient, he or she must promptly report the incident to his or her supervisor, even if the consequences of the mistaken transmission appear minimal. The Employee and the supervisor should promptly notify the CRMD if they determine that the mistaken transmission contained nonpublic information about a Client or material information that is proprietary to SNAM.

Retaining Electronic Communications

The staff of the SEC has indicated that Electronic Communications are subject to the same recordkeeping requirements that apply to SNAM’s other communications. In general, required records must be kept for six years. The books and records rule under the Advisers Act generally only requires the retention of communications, sent and received:

•                  That are advertisements;

•                  That relate to any recommendation or advice that was made or proposed;

•                  That relate to any receipt, disbursement, or delivery of funds or securities; or

•                  That relate to the placing or execution of any order to trade a security.

Nonetheless, SNAM has elected to retain all Electronic Communications related to the investment advisory activities that it sends and receives.(7) Faxes should be kept in the same filing systems that are used for letters.

Electronic Delivery of Required Disclosures

In the Use of Electronic Media by Broker-Dealers, Transfer Agents, and Investment Advisers for Delivery of Information; Additional Examples Under the Securities Act of 1933, Securities Exchange Act of 1934, and Investment Company Act of 1940, Investment Advisers Act Release No. 1562 (May 9, 1996), the SEC published its views regarding investment advisers’ use of electronic media to provide disclosures, and obtain consents, required by the Advisers Act. While investment advisers are generally permitted to provide disclosure and obtain consent electronically, the SEC has indicated that advisers should consider the following factors when communicating electronically with clients and prospects.

•                  Notice: If disclosures are posted on a website or made available through some other passive delivery system, the adviser should send the intended recipient an email or some other notice indicating that the disclosures are available.

•                  Access: Recipients of electronic information should be able to easily view, save, and print the information.

•                  Evidence of Delivery: An adviser should have reasonable assurance that the electronic communication was received by the intended recipient. An adviser may obtain an email return receipt for each message, or it may obtain the recipient’s informed prospective consent to receive information through a specified electronic medium.

SNAM will generally provide required disclosure documents electronically only if the recipient specifies an email address where such documents may be delivered and gives written consent to receive disclosures electronically. However, SNAM may provide required disclosures electronically on a case-by-case basis if the recipient provides an email address and confirms his or her receipt of each disclosure in a return email.

(7) Unsolicited advertisements (also known as “spam”) received by SNAM need not be retained.

ADVERTISING AND MARKETING

Risks

In developing these policies and procedures, SNAM considered the material risks associated with the marketing of its advisory services. This analysis includes risks such as:

•                  Advertisements include content specifically prohibited by Rule 206(4)-1;

•                  Advertisements include content that is false or misleading;

•                  Advertisements lack adequate disclosure;

•                  Employees are unaware of what constitutes an “advertisement;”

•                  Advertisements that contain performance figures do not comply with relevant SEC staff letters;

•                  Marketing materials contain superlative statements that may be misleading;

•                  The use of marketing materials, including press releases and article reprints, is not subject to sufficient oversight or review;

•                  Employees speak to the media or in public without sufficient oversight;

•                  Copies of marketing materials are not retained after distribution;

•                  Advertisements and/or newsletters contain recommendations designed to manipulate the price of securities; and

•                  Articles published by third parties contain false or misleading information about SNAM.

Although SNAM anticipates it will only engage limited marketing activities, SNAM has adopted the following policies and procedures to mitigate these risks.

Policies and Procedures

SNAM will not distribute any advertisements that include content prohibited by Rule 206(4)-1 or that are otherwise false or misleading.

Preparing Marketing Materials

•                  All marketing materials must be reviewed and approved in writing by the CRMD prior to distribution.

•                  Each “checking sheet” for the approved marketing materials and publication will be initialed or sealed and dated by the CRMD to evidence review, and the copy of them will be retained in the CRMD’s marketing file.

Definition of an “Advertisement”

Employees should consult with the CRMD if there is any question as to whether marketing materials or other communications are advertisements for purposes of Rule 206(4)-1.

Hypothetical or Back-tested Performance

Any Employee considering the use of hypothetical or back-tested performance must consult with the CRMD prior to the preparation or distribution of any such materials.

Documentation of Advertised Performance Figures

SNAM must retain all custodial or brokerage account statements, and any associated calculation work papers, that are necessary to substantiate all advertised performance. Statements and calculation work papers will be retained for at least six years after SNAM stops advertising the relevant performance.

Substantiating Performance Targets and Other Projections

SNAM must retain models or other work papers necessary to show that it has a reasonable basis for any performance targets or other projections. Such performance targets and other projections should be presented in ways that communication some uncertainty about the outcome, and should be accompanied by a disclosure that there can be no certainty that projections or targets will come to fruition.

Article Reprints

Article reprints are subject to the same review and approval process that applies to other advertisements. Also, articles may be subject to copyright protections. Employees are responsible for obtaining any permission that may be necessary before distributing article reprints.

Please see the Interactions with the Media sub-section of this Manual prior to engaging in any communications with the media.

Interactions with the Media

Only Employees authorized by SNAM may speak with the media. Any unauthorized Employee receiving inquiries from the media should promptly forward the inquiry to the CPD. When speaking with the media, authorized Employees should consider the following:

•                  Be careful to avoid disclosing any nonpublic information, including information about Clients positions, or trading strategies;

•                  Do not make any false or misleading statements, or omit any material information;

•                  Do not make any statements that are exaggerated, unbalanced, inflammatory, defamatory, libelous, inappropriate, unduly

•                  controversial, or that would otherwise reflect poorly on SNAM;

•                  Avoid the use of superlatives such as best, worst, most, least, highest, lowest, always, and never;

•                  Clearly distinguish between facts and opinions;

•                  Make it clear when a personal opinion may not reflect SNAM’s position;

•                  Do not make forecasts about SNAM’s anticipated performance; and

•                  Only make forecasts about economic or market trends where there is a reasonable basis for such forecasts.

Employees should be extremely careful when discussing any specific investment or issuer during an interview.

Any communications made to the media by authorized Employees is required to be reported to CPD along with copies of any presentation, articles or links to webpages that contain a reference to the media interaction. The CPD will maintain a copy with reference to “Communications and Clients Relationship Records” in “Required Book and Record”. The CPD will review media presentations and associated documentation and refer to CRMD as necessary.

Speeches, Seminar Presentations, and Article Publications

Proposed speeches, seminar presentations, and articles for publication must be approved in advance by the CRMD. Any overhead presentations or written materials that will be used in connection with a speech or seminar must be submitted when pre-approval is sought.

CONTINGENCY AND DISASTER RECOVERY PLAN

Risks

In developing these policies and procedures, SNAM considered numerous risks associated with its inability to operate in the event of an emergency. This analysis includes risks such as:

•                  SNAM lacks procedures to follow in the event of a major disaster or the failure of a critical business system;

•                  Employees do not know what to do in the event of an emergency;

•                  Company and Client assets are not protected from loss or damage;

•                  SNAM does not have an alternative work site(s) in place;

•                  a Business Continuity Plan (“BCP”) is not periodically reviewed and updated to address changes in SNAM’s operations; and

•                  SNAM is unfamiliar with the BCPs of third party vendors that provide time-sensitive services that are important to the Company’s operations.

SNAM has established the following guidelines as an attempt to mitigate these risks.

Policies and Procedures

SNAM has developed and adopted a BCP in an effort to provide an immediate and appropriate response to foreseeable emergency situations, protect Employees, minimize disruptions to Client services, portfolio management, and trading activities, and protect the assets of SNAM and its Clients. SNAM maintains its BCP internally on its network. The BCP is updated and distributed to Employees on an annual basis and more frequently if material changes are made. Please direct any questions or concerns about the BCP to the CRMD.

Anticipated Threats

Disasters and emergencies are, by their nature, difficult to predict. As used in this policy, an “emergency” means a situation in which SNAM business operations cannot be performed and maintained through its normal and usual organizational framework or internal procedures. Nonetheless, SNAM believes it is most important that the BCP contemplate the following situations:

•                  Electrical outages

•                  Loss of internet connectivity;

•                  Computer viruses or cyber-attack;

•                  Snow or ice storms;

•                  Fire;

•                  Flood;

•                  Water damage from the emergency sprinkler systems;

•                  Earthquake and Tsunami;

•                  Typhoon;

•                  Terrorist attack; and

•                  Medical emergency at SNAM’s facilities.

Disaster Recovery Team

The highest ranking Employee who is available at the time of an emergency (the “Emergency Headquarter Secretariat”) will oversee the implementation of the BCP.

Identification and Assessment

If any Employee becomes aware of a situation that may require implementation of the BCP, he or she must notify the Emergency Headquarter Secretariat immediately. Upon receiving such notification, the Emergency Headquarter Secretariat must assess the situation, including any imminent danger to Employees or other people and any threat to SNAM’s facilities or operations. If appropriate, the Emergency Headquarter Secretariat should call for help as soon as it is safe to do so.

Evacuation or Sheltering-in-Place

If SNAM’s Employees are in danger, the Emergency Headquarter Secretariat must determine whether Employees should evacuate the building or shelter-in-place. The Emergency Headquarter Secretariat will notify all Employees who are onsite of the situation.

Alternate Work Site

If the Emergency Headquarter Secretariat determines that SNAM’s facilities will be unusable for an extended period, Employees may work from SNAM’s contingency office. Employees may also be able to work from home with the consent of their supervisors.

SNAM’s contingency office is located at:

•                  1-24-1 Nishi-Shinjuku, Shinjuku-ku, 160-0023 Tokyo

Protection and Recovery of Documents

Employees should only seek to preserve documents during an emergency if it is safe to do so. Electronic documents are backed up daily by an offsite server.

Contacting Employees

In the event of a prolonged disruption, the Emergency Headquarter Secretariat will oversee SNAM’s efforts to contact all Employees. SNAM will seek to confirm the safety of each Employee and will convey information about any alternate work arrangements. All of the Employees who are eligible to serve as Emergency Headquarter Secretariat keep a hard-copy directory of all Employees’ personal contact information at home and at their office.

Testing and Evaluation

Each responsible department of SNAM will test the BCP to evaluate its effectiveness. CRMD oversees BCP testing and will ensure that each department documents:

•                                          When each test is conducted;

•                                          What tests are performed;

•                                          Who is involved in the testing (e.g., Emergency Drills or Self-Check);

•                                          The results of the testing;

•                                          Any corrective action to resolve issues identified during testing;

•                                          The individuals who are responsible for implementing any corrective action; and

•                                          The anticipated completion date for any corrective action.

MAINTENANCE OF BOOKS AND RECORDS

Risks

In developing these policies and procedures, SNAM considered the material risks associated with the implementation of an effective recordkeeping system, as well as the specific requirements of Rule 204-2. This analysis included risks such as:

•                  SNAM’s recordkeeping system is inappropriate relative to the scope and nature of the Company’s operations and regulatory obligations;

•                  SNAM’s recordkeeping system is not periodically updated to reflect regulatory, operational, or technological changes;

•                  Access to particularly sensitive records is not appropriately controlled;

•                  Electronic documents are not reasonably safeguarded from loss, alteration, or destruction;

•                  Employees are unaware of SNAM’s recordkeeping policies and procedures;

•                  Employees can access, alter, and/or destroy documents without appropriate supervision; and

•                  SNAM is unable to provide required books and records translated to English upon request by the SEC with reasonable advance notice.

SNAM has established the following guidelines to mitigate these risks.

Policies and Procedures

Books and records required by Rule 204-2 under the Advisers Act will be maintained for at least six years from the date that the record was created or last altered, whichever is more recent.(8) Required records will be kept onsite for at least two years after they are created or last altered, and will be organized to permit easy location, access, and retrieval.

Employees may only remove records from SNAM’s office or offices based on internal rules that are approved by CRMD.

All Employees must be familiar with, and abide by, the Company’s record retention policies and procedures. The CCO is responsible for overseeing SNAM’s record retention program. Any questions about SNAM’s policies and procedures should be directed to the CRMD.

Electronic Record Retention

SNAM may maintain and preserve required records electronically so long as:

(8) Certain required records must be kept for longer periods of time, as shown in the attached Required Books and Records table.

•                  The records are arranged or indexed in a way that permits easy location, access, and retrieval of any particular record;

•                  A duplicate copy of each electronic record is stored separately, either in electronic or hard copy format; and

•                  Upon request, SNAM can promptly provide the SEC with:

•                  A legible(9), true, and complete copy of the record in the format in which it is stored;

•                  A legible, true, and complete printout of the record; and

•                  The means to access, view, and print the records from the format in which they are stored.

If SNAM converts hard copy documents into an electronic format for storage purposes, the Company will test to ensure that, upon conversion, the electronic documents are complete, true, legible, and retrievable.

Records Warehousing

Records may be moved from SNAM’s offices to an offsite storage facility when the records are no longer regularly needed and when any required on-site retention period (as described in the attached Required Books and Records table) has elapsed. Employees may only remove records from an offsite storage facility based on internal rules that is approved by CRMD.

Personal Electronic Document Hosting Services

File hosting services allow one or more users to upload and download electronic files that are retained on cloud-based storage networks. File hosting services generally allow information to be accessed from many different computers, tablets, smart phones, and other devices. These services can pose risks to information security and Client privacy, and can also make it difficult for SNAM to satisfy its recordkeeping obligations. Employees are prohibited from using personal electronic file hosting services without pre-approval from the IT Manager. Approval will only be granted if SNAM is able to resolve all applicable issues relating to information security, privacy, and record retention.

Document Alteration

Employees must be cautious when altering SNAM’s records. Dated documents that are later altered should be modified in ways that clearly distinguish between the original content and any changes. To the extent that an agreement has been executed by a third party, Employees are prohibited from later altering the agreement unless the alterations are clearly marked as having been made after execution.

Document Destruction

Approval of CCO is necessary for establishing, revising or abolishing the internal rules regarding to the destruction of any required record.

The CCO will notify Employees of any pending or ongoing regulatory or legal proceeding by the SEC or Clients. Upon being notified of any such proceeding, all document destruction must cease immediately.

Among other things, SNAM should be careful to avoid any inadvertent destruction of electronic documents through backup processes that overwrite old backups.

Any Employee discarding any document or electronic media must ensure that such documents and electronic media are shredded, permanently erased, or otherwise destroyed so that the information cannot be reconstructed. Employees should be aware that some devices, such as scanners, photocopiers and fax machines, may save electronic copies of documents that have been scanned, copied, or transmitted. Employees should consult with the device’s instruction manual or manufacturer to ensure that any stored information is erased before the device is removed from SNAM’s offices.

SNAM must ensure that any companies engaged to dispose of nonpublic information perform their duties in accordance with this policy. SNAM may ensure appropriate disposal by, among other things:

•                  Reviewing an independent audit of the disposal company’s operations;

•                  Obtaining information about the disposal company from references or other reliable sources; and/or

•                  Requiring that the disposal company be certified by a recognized trade association or similar third party.

Translation of Required Books and Records

SNAM generally maintains all required books and records in Japanese. For any required books and records that are not kept in English, SNAM’s CRMD will provide such books and records to be translated into English upon reasonable advance request by the SEC.

Required Books and Records

Document		Required Retention Period(10)	Relevant Advisers Act Rule	Responsible Person or Group
Business Records
1	Partnership agreement and any amendments, certificate of formation and articles of incorporation, by-laws, charters, minute books, and stock certificate books.	Onsite until the termination of the entity, plus 3 years.	204-2 (e)(2)	PGAAD
2

Copies or originals of all written agreements relating to the adviser’s business. Examples of such agreements include:

•                  Contracts with third-party vendors;

•                  Employment contracts; and

•                  Rental agreements and property leases.

		Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(10)	PGAAD Equity Investment Dept. & each responsible departments
3	Books of original entry, including cash receipt and disbursement records, and any other records of original entry forming the basis of entries in any ledger.		204-2(a)(1)	PGAAD
4	General and auxiliary ledgers reflecting asset, liability, reserve, capital, income and expense accounts.		204-2(a)(2)	PGAAD
5	Bank account information, including checkbooks, bank statements, canceled checks and cash reconciliations.		204-2(a)(4)	PGAAD
6	Bills and statements, paid or unpaid, relating to the business of the adviser.		204-2(a)(5)	PGAAD
7	Trial balances and financial statements, including the income statement and balance sheet.		204-2(a)(6)	PGAAD Internal Audit Dept.
8	Any internal audit working papers.
Compliance and Internal Control Records
1	Compliance policies and procedures adopted pursuant to Rule 206(4)-7(a).	Onsite, unless it has been more than 6 years since the	204-2(a)(17)(i)	CRMD

(10) Many required records must be kept for five years after the end of the fiscal year in which the record was created or last altered. In the interest of simplicity, and to prevent premature destruction, the retention period for these items has been stated as six years.

Document		Required Retention Period(10)	Relevant Advisers Act Rule	Responsible Person or Group
policies and procedures were in effect.
2	Any records documenting the adviser’s periodic review of its compliance policies and procedures.	Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(17)(ii)	CRMD
3	Originals of any written Client complaints, and copies of the adviser’s written responses.		204-2(a)(7) (generally)	CRMD
4	Signature pages for all filings submitted to the SEC electronically, including any Schedules 13D, 13G, 13H, Form 13F, or Forms 3, 4 or 5.		Rule 302(b) of Regulation S-T	Portfolio Administration Department
Code of Ethics and Personal Trading Records
1	A copy of the adviser’s code of ethics currently in effect, or that was in effect at any time within the past six years.	Onsite, unless it has been more than 6 years since this version of the code of ethics has been in effect.	204-2(a)(12)(i)	CRMD
2	A record of any violation of the adviser’s code of ethics, and any action taken as a result of the violation.	Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(12)(ii)	CRMD
3	A record of all written acknowledgements of receipt of the code of ethics for each person who is, or within the past six years was, a Supervised Person of the adviser.	Onsite, unless it has been at least 6 years since the individual has been a Supervised Person.	204-2(a)(12)(iii)	CRMD
4

A record of each report made by an Access Person regarding personal securities transactions and holdings, or copies of any associated account statements and trade confirmations provided by broker-dealers and custodians.

		Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(13)(i)	CRMD
5	A record of the names of people who are, or within the past six years were, Access Persons of the investment adviser.	Onsite, unless it has been at least 6 years since the individual was an Access Person.	204-2(a)(13)(ii)	PGAAD CRMD
6	A record of any decision, and the reasons supporting the decision, to approve an Access Person’s investment in an IPO or Private Placement.	Onsite, unless it has been more than 6 years since the approval was granted.	204-2(a)(13)(iii)	CRMD

Document		Required Retention Period(10)	Relevant Advisers Act Rule	Responsible Person or Group
Communications and Client Relationship Records
1

Originals of all written communications received, and copies of all written communications sent, by the adviser relating to:

•                  Any recommendation or advice that was made or proposed;

•                  Any receipt, disbursement, or delivery of funds or securities;

•                  The placing or execution of any order to trade a security;

•                  The performance or rate of return of any or all managed accounts of securities recommendations.

The adviser need not retain unsolicited, generally-distributed communications (commonly known as “junk mail”), as long as the communications were not prepared by or for the adviser.

			204-2(a)(7)	Client Service Department 1 Or Equity Investment Dept. (as applicable)
2	A copy of each Part 2 of Form ADV provided to any Client or prospect, as well as a record of the dates during which each version is used.	Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(14)	Client Service Department 1
3	A list of all Clients’ accounts over which the adviser has discretionary authority.		204-2(a)(8)	Client Service Department 1
4	Copies or originals of all powers of attorney or other documents granting the adviser discretionary authority.		204-2(a)(9)	Products Development Department
5

Copies or originals of all written agreements between the adviser and any Client. Such agreements may include:

•                  Investment advisory contracts;

•                  Fee schedules;

•                  Clients’ investment objectives or restrictions; and

•                  Directed brokerage arrangements.

			204-2(a)(10)	Products Development Department
Marketing and Performance Records
1	A copy of each notice, advertisement, investment letter, or other communication that the adviser sends, directly or indirectly, to any U.S. people outside of the adviser.	Onsite for 2 years, easily accessible for 6 years total, measured from the end of the fiscal year in which the	204-2(a)(11) and 204-2(a)(7)	Client Service Department 1

Document		Required Retention Period(10)	Relevant Advisers Act Rule	Responsible Person or Group

If such communication recommends the purchase or sale of a specific security but does not state the reasons for such recommendation, the adviser must retain a memorandum indicating the reasons for the recommendation.

An adviser that sends the advertisement to any U.S. people need not keep a record of the names and addresses of the recipients. However, if the advertisement was sent to U.S. people named on a list, the adviser must retain a description of the list and its source along with the advertisement.

adviser stops distributing the advertisement.
2

All accounts, books, internal work papers, and any other records or documents necessary to form the basis for, or demonstrate the calculation of, any performance or rate of return figures presented in any communication sent directly or indirectly to any U.S. people outside of the adviser.

An adviser may satisfy its obligations under this rule by retaining all account statements reflected in the performance presentation and all work papers necessary to demonstrate the performance calculations, so long as the account statements reflect all debits, credits, and other transactions in a Client’s account for the period of the statement.

			204-2(a)(16)	Client Service Department 1
Cash Solicitation Records
1	Copies of each solicitor’s separate disclosure document and originals of each solicited Client’s acknowledgement of receipt of the solicitor’s disclosure document and Part 2 of the adviser’s Form ADV.	Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(15)	Not Currently Applicable
2	Copies of all written agreements between the adviser and any solicitors, as required by Rule 206(4)-3.		204-2(a)(10)	Not Currently Applicable
Records Relating to Political Contributions
1	The names, titles and business and residence addresses of all “covered associates” of the investment adviser (as defined by Rule	Onsite for 2 years and easily accessible for 6 years total,	204-2(a)(18)(i)(A)	PGAAD

Document		Required Retention Period(10)	Relevant Advisers Act Rule	Responsible Person or Group
	206(4)-(5).	but only if SNAM has any Clients that are U.S. Government Entities.
2	All U.S. Government Entities that were Clients in the past five years, but not prior to September 1, 2010.		204-2(a)(18)(i)(B)	Client Service Department 1
3

All direct or indirect contributions made by the adviser or any of its covered associates to an official of a U.S. Government Entity, or direct or indirect payments to a U.S. political party of a state or political subdivision thereof, or to a U.S. political action committee. These records shall be maintained in chronological order and indicate the name and title of each contributor, the name and title of each recipient, the amount and date of each contribution, and whether the contribution was the subject of the exception for certain returned contributions.

			204-2(a)(18)(i)(C)	Client Service Department 1
4

The name and business address of each entity to which the adviser provides or agrees to provide, directly or indirectly, payment to solicit a U.S. Government Entity for investment advisory services on its behalf.

		Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(18)(i)(D)	Client Service Department 1
Trading and Account Management Records
1

A trade ticket (or order memorandum) showing (i) each order given by the adviser for the purchase or sale of any security; (ii) any instruction received by the adviser concerning the purchase, sale, receipt, or delivery of any security; and (iii) any modification or cancellation of any such order or instruction.

Each trade ticket must show:

•                  The terms and conditions of the order, instruction, modification, or cancellation, (including a security identifier, the number of shares, the price, the commission, and the order type, among other things);

•                  The person connected with the adviser who recommended the transaction to the Client and the person who placed the order;

		Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(3)	Portfolio Administration Department

Document		Required Retention Period(10)	Relevant Advisers Act Rule	Responsible Person or Group

•                  The Client account for which the transaction was entered;

•                  The date of entry;

•                  The bank, broker, or dealer by or through whom the transaction was executed;

•                  Any applicable trade allocation information; and

•                  Whether the order was entered pursuant to discretionary authority.

If applicable, each trade ticket should also document the pre-trade allocation and any deviations from the allocation made after execution.

2	Research files documenting the reasonable basis for the adviser’s investment recommendations. Such documentation may include third-party research, as well as analyses prepared by Employees.		204-2(a)(7) (generally)	Equity Investment Dept.
3

Records showing separately, for each Client for which the adviser provides investment supervisory or management services, the securities purchased and sold, and the date, amount, and price of each such purchase and sale.

		Onsite for 2 years, easily accessible for 6 years total.	204-2(c)(1)(i)	Portfolio Administration Department
4

For each security currently held by any Client for which the adviser provides investment supervisory or management services, information from which the adviser can promptly furnish the name of each such Client and the Client’s current interest in the security.

		Information must be kept current.	204-2(c)(1)(ii)	Portfolio Administration Department
With Respect to Clients for whom the Adviser Exercises Proxy Voting Authority
1	Copies of all proxy voting policies and procedures required by Rule 206(4)-6.	Onsite for 2 years, easily accessible for 6 years total.	204-2(c)(2)(i)	Not Currently Applicable
2

A copy of each proxy statement that the adviser receives regarding Client securities. However, an adviser may satisfy this requirement by relying on a third party to retain a copy of the proxy statement on the adviser’s behalf, so long as the adviser has obtained an undertaking from the third party to provide a copy of the proxy statement promptly upon request. An adviser may also satisfy this requirement by relying on proxy statements available from the SEC’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR)

			204-2(c)(2)(ii)	Not Currently Applicable

Document		Required Retention Period(10)	Relevant Advisers Act Rule	Responsible Person or Group
system.
3

A record of each vote cast by the adviser on behalf of a Client. An adviser may satisfy this requirement by relying on a third party to retain, on the adviser’s behalf, a record of each vote cast, so long as the adviser has obtained an undertaking from the third party to provide a copy of the record promptly upon request.

			204-2(c)(2)(iii)	Not Currently Applicable
4	A copy of any document created by the adviser that (a) was material to deciding how to vote proxies on behalf of a Client, or (b) memorializes the basis for a proxy voting decision.		204-2(c)(2)(iv)	Not Currently Applicable
5

A copy of each written request for information regarding how the adviser voted proxies on behalf of a Client, and a copy of any associated written response by the adviser to any written or oral Client request for such information.

			204-2(c)(2)(v)	Not Currently Applicable
With Respect to Accounts over which the Adviser has Custody or Possession of Client Funds or Securities
1	A journal or record showing all purchases, sales, receipts and deliveries of securities (including certificate numbers) for all such accounts.	Onsite for 2 years, easily accessible for 6 years total.	204-2(b)(1)	Not Currently Applicable
2	A separate ledger account for each such account showing all purchases, sales, receipts and deliveries of securities, as well as the dates of any such transactions, debits, and credits.		204-2(b)(2)	Not Currently Applicable
3	Copies of confirmations of all trades effected by or for any such account.		204-2(b)(3)	Not Currently Applicable
4	A record of each security held by any such account showing each relevant Client’s name and interest, and the location of each such security.		204-2(b)(4)	Not Currently Applicable
5	Any memorandum describing the basis upon which SNAM has determined that an affiliated entity with custody of Client assets is “operationally independent” from SNAM.		204-2(b)(5)	Not Currently Applicable
6	A copy of any internal control report regarding the internal custodial controls of SNAM, or any affiliate, that acts as a Qualified Custodian with respect to Client funds or securities.		204-2(a)(17)(iii)	Not Currently Applicable

Document	Required Retention Period(10)	Relevant Advisers Act Rule	Responsible Person or Group
Notes
The location of any required records stored offsite must be disclosed in Part 1 of Form ADV.
Pursuant to Rule 204-2(d), an adviser may use numerical or alphabetical codes to protect the identity of its Clients.

An adviser will not be deemed to have violated Rule 204-2(a)(13) for failing to record securities transactions or holdings, so long as the adviser can demonstrate that it has instituted adequate procedures and used reasonable diligence to obtain all required reports.

DEFINITIONS

The following defined terms are used throughout this Manual. Other capitalized terms are defined within specific sections of the Manual.

•                 Access Person — An Access Person includes any Employee who has access to nonpublic information regarding any Client’s trading or portfolio holdings, who is involved in making securities recommendations to Clients, or who has access to nonpublic securities recommendations. All of SNAM’s directors and officers excluding independent directors who don’t have office in SNAM are presumed to be Access Persons. CCO may exclude the employees from Access Person who are blocked out from the Client’s’ trading and holdings information. CCO should keep the list of Employees who are excluded, in accordance with Maintenance of Books and Records chapter of this Manual.

•                 Advisers Act — The Investment Advisers Act of 1940.

•                 Automatic Investment Plan — A program in which regular trades are made automatically in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

•                 Beneficial Interest — An individual has a Beneficial Interest in a security if he or she can directly or indirectly profit from the security. An individual generally has a Beneficial Interest in all securities held directly or indirectly, as well as those owned directly or indirectly by family members sharing the same household.

•                 CCO — Toyomi Ohnuma SNAM’s Chief Compliance Officer. References to the CCO completing activities discussed throughout the Manual are assumed to be delegable at the discretion of the CCO.

•                 Clients — Individuals and entities located in the United States of America for which SNAM provides investment advisory services.

•                 Compliance Hotline — Employees’ contact point both inside and outside SNAM established under “(Japanese) Compliance Manual” and “the Rules regarding Whistleblower System and the Protection of whistleblowers”. Outside contact of Compliance Hotline is 0120-508-890.

•                 Compliance Risk Management Committee — Its functions are to discuss material compliance issue and various material risks of the company and the official members are the President & CEO, Directors, Managing Officers, General Manger (GM) of Corporate Planning Dept, and GM of CRMD which include CCO. The meeting is generally held quarterly and CRMD is responsible for this committee.

•                 CPD — Corporate Planning Department of SNAM.

•                 CRMD — Compliance and Risk Management Department of SNAM. CRMD is led by Hiromi Ikuina.

•                 Cross Trade — Cross trade is a practice where buy and sell orders for the same stock are offset without recording the trade on the exchange.

•                 DC Pension Plan — Japanese Pension Plan based on Defined Contribution Pension Act which is equivalent to U.S. 401k plan.

•                 Employees — SNAM’s officers, directors, principals, and employees.

•                  Exchange Act — The Securities Exchange Act of 1934.

•                  Government Entity — Any U.S. state or political subdivision of a U.S. state, including (i) any agency, authority, or instrumentality of the state or political subdivision, (ii) a pool of assets sponsored or established by the state or political subdivision or agency, (iii) a plan or program of a government entity; and (iv) officers, agents or employees of the state or political subdivision or agency.

•                  IC Act — The Investment Company Act of 1940.

•                  Insider Trading — Trading personally or on behalf of others on the basis of Material Nonpublic Information, or improperly communicating Material Nonpublic Information to others.

•                  IPO — An initial public offering. An IPO is an offering of securities registered under the Securities Act where the issuer, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Exchange Act.

•                  IT Manager — the General Manager of System Department.

•                  Law(s), Statute(s), Regulation(s) — Any law(s), statute(s) or regulation(s) enacted and enforced in the United States.

•                  Material Nonpublic Information — Information that (i) has not been made generally available to the public, and that (ii) a reasonable investor would likely consider important in making an investment decision. Employees should consult with SNAM’s CRMD about any questions as to whether information constitutes Material Nonpublic Information.

•                  Nonpublic Personal Information — Regulation S-P defines “Nonpublic Personal Information” to include personally identifiable financial information that is not publicly available, as well as any list, description, or other grouping of consumers derived from nonpublic personally identifiable financial information.

•                  OMS — SmartBridge Advance System, SNAM’s Order Management System.

•                  PGAAD -Personnel, General Affairs and Accounting Department of SNAM

•                  Portfolio Manager —

•                  Senior Portfolio Manager - Kenji Ueno, and Eitaro Tanaka

•                  Deputy Portfolio Manager — Shigeo Sugawara, and Shigeyoshi Fujiwara

•                  President — Hiroyuki Yamaguchi

•                  Private Placement — Also known as a “Limited Offering.” An offering that is exempt from registration pursuant to sections 4(a)(2) or 4(6) of the Securities Act, or pursuant to Rules 504, 505, or 506 of Regulation D.

•                  Qualified Custodian — Please see Rule 206(4)-2 under the Advisers Act for a complete definition. Generally, a Qualified Custodian is defined to include:

•                  A bank or savings association with deposits insured by the FDIC;

•                  A registered broker-dealer holding client assets in customer accounts;

•                  A registered futures commission merchant holding client funds or security futures in customer accounts; and

•                  A foreign financial institution that customarily holds financial assets for customers.

•                  Reportable Fund — Any RIC advised or underwritten by SNAM or an affiliate.

•                  Security — The SEC defines the term “Security” broadly to include stocks, bonds, certificates of deposit, options, interests in Private Placements, futures contracts on other securities, participations in profit-sharing agreements, and interests in oil, gas, or other mineral royalties or leases, among other things. “Security” is also defined to include any instrument commonly known as a security. Any questions about whether an instrument is a security for purposes of the Securities Laws should be directed to the CCO.

•                  SEC — The Securities and Exchange Commission.

•                  Securities Act — The Securities Act of 1933.

•                  Securities Laws — The Securities Laws include Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002, the IC Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, the Dodd-Frank Act of 2010, any rules adopted by the SEC under any of these Statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

•                  Supervised Person — Any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of SNAM, or other person who provides investment advice on behalf of SNAM and is subject to SNAM’s supervision and control.

•                  Trading Office — Portfolio Administration Department Trading Office of SNAM

•                  Third Party Service Provider — Unaffiliated third-parties providing services to SNAM and/or its Clients.